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                                                                    Exhibit 99.1


                             Acquisition Agreements


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                SHARE SALE AND PURCHASE AGREEMENT

BETWEEN EQT Scandinavia Ltd. acting as the investment manager for the group of direct investors and as the general partner for the limited partnerships set forth in Schedule 0.1 (the direct
                                                  ------------
                investors and the limited partnerships are hereinafter jointly referred to as "EQT"),

                the persons set forth in Schedule 0.2
                                         ------------
                (hereinafter jointly referred to as the "Management Share-holders")


AND             Roper Industries, Inc.
                (IRS employer identification No. 51-026 3969)
                160 Ben Burton Drive
                Bogart, GA 30622
                United States of America

                (hereinafter referred to as the "Buyer")

(EQT and the Management Shareholders are hereinafter jointly referred to as the "Sellers" and the Sellers and the Buyer are hereinafter jointly referred to as the "Parties" or individually a "Party".)

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WITNESSETH, that

WHEREAS, the Sellers are the owners of nominal 50,109,286 A-shares and nominal 150,674 B-shares in Struers Holding A/S, a private limited company incorporated under the laws of Denmark which shares, with addition of nominal DKK 83,320 A-shares held by Struers Holding A/S, equal the entire subscribed for and issued share capital in Struers Holding A/S;

WHEREAS, the Management Shareholders are the owners of 886,110 pcs. warrants issued by Struers Holding A/S entitling the holders to subscribe for a total of nominal DKK 8,861,100 shares in Struers Holding A/S as well as the owners (creditors) of convertible debenture loans entitling the holders to subscribe for a total of nominal DKK 1,698,140 shares in Struers Holding A/S;

WHEREAS, the Shares owned by the Sellers, the Treasury Shares held by Struers Holding A/S as well as the warrants and convertible debenture loans held by the Management Shareholders (the Management Subscription Rights) and the warrants and convertible debenture loans held by Struers Holding A/S (the Treasury Subscription Rights) constitute all the equity interests in Struers Holding A/S and all the shares and other equity interests in the Subsidiaries (as defined below) are - directly or indirectly - owned by Struers Holding A/S;

WHEREAS, Struers Holding A/S and the Subsidiaries are engaged in the development, production, marketing and sales of materialographic sample preparation solutions (un-

                                                                2

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der the Struers name) and of precision shaping solutions for the advanced materials used by the opto-electronics industry as well as by the electronics, optics and earth sciences industries (under the Logitech name);

WHEREAS, the Buyer is a public limited company incorporated under the laws of the State of Delaware and the shares in which are listed on the New York Stock Exchange;

WHEREAS, except for the actions set forth in Schedule 8.1.3 which are to take place prior to the Buyer's board meeting to be held on 27 July 2001, the Buyer has completed a due diligence review of Struers Holding A/S and the Subsidiaries based on the Due Diligence Documentation (as defined below) and the Buyer has participated in management presentations, meetings with the management of Struers Holding A/S and of the Subsidiaries as well as in meetings with the auditors of said companies during which meetings the Buyer has received additional information on Struers Holding A/S and the Subsidiaries;

WHEREAS, the Sellers wish to sell all shares, warrants and convertible debenture loans in Struers Holding A/S (excluding the shares, warrants and convertible debenture loans held by Struers Holding A/S, i.e. the Treasury Shares and the Treasury Subscription Rights) and the Buyer wishes to acquire the Shares and the Management Subscription Rights for the consideration, upon the terms and subject to the conditions herein set forth;

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NOW, THEREFORE, on the basis of the representations, warranties, covenants and agreements contained in this Share Sale and Purchase Agreement, it is hereby agreed as follows:

DEFINITIONS

For the purpose of this Share Sale and Purchase Agreement, unless the context otherwise requires, the term

"Accounting Policies" means the accounting policies stated in the Consolidated 2000 Accounts;

"Adjustment Amount" shall have the meaning set forth in clause 2.2;

"Agreement" means this Share Sale and Purchase Agreement including all the Schedules hereto;

"Audited" means a financial and business audit in accordance with "International Standards on Auditing" of the income statement, balance sheet, tax returns and all other relevant financial and support documents relating to the activities of the Group Companies being the subject of the audit;

"Buyer's Group Companies" means the Buyer and any company or other legal entity controlled - either individually or jointly - by the Buyer or controlling the Buyer;

                                                        4

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"Closing" shall have the meaning set forth in Section 5;

"Claim" shall have the meaning set forth in Section 9;

"Closing Date" means 4 September 2001 or such later date agreed upon between the Parties pursuant to clause 5.1;

"Closing Statement" means the Audited statement of the Final Purchase Price to be prepared pursuant to clause 3.1;

"Company" means Struers Holding A/S, CVR-No. 20 24 69 36 with the Danish Commerce and Companies Agency, with its registered address at Valh0js Alle 176, 2610 R0dovre, Denmark;

"Competition Authorities" means the relevant competition authorities in Norway, Japan, Germany, United States of America, United Kingdom, France, Spain and Finland;

"Consolidated 2000 Accounts" means the Audited annual accounts of the Company and the Group (as defined below) accounts as per December 31, 2000 enclosed as
Schedule 0.3 to this Agreement. The annual accounts of the Company for 2000 have
------------
been approved by an ordinary meeting of shareholders held on 28 June 2001 (however, the statement from the chairman of the meeting of shareholders is dated 31 May 2001);

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"Consolidated Interest Bearing Net Debt" means the amount for the Group calculated as set forth in Schedule 0.4 as of the Closing Date when applying the
                           ------------
Accounting Policies;

"Control" means the direct or indirect possession of more than 50 percent of the ownership interest or the voting rights of a legal entity or the right to appoint or remove the majority of the members of the board of directors (elected by a general meeting of shareholders) or the similar management level of a legal entity;

"Default Interest" means the default rate according to section 5 of the Danish Act on Interest (in Danish: "Lov om renter ved forsinket betaling");

"Draft Interim Accounts" means the draft interim management accounts of the Company and the Group for the period 1 January 2001 until 31 May 2001, enclosed as Schedule 0.5;
   ------------

"Due Diligence Documentation" means the documentation set forth in Schedule 0.6;
                                                                   ------------

"Enterprise Value" shall mean the Final Purchase Price with addition of the Consolidated Interest Bearing Net Debt;

"Escrow Account" shall have the meaning set forth in clause 5.3.1;

"Escrow Agent" shall have the meaning set forth in clause 5.3.1;

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"Escrow Agreement" means the escrow agreement to be entered into between the
Parties and the Escrow Agent as set forth in clause 5.3.1;

"Estimated Purchase Price" means DKK 762,028,000 (Seven hundred and sixty two million and twenty eight thousand Danish Kroner);

"Final Purchase Price" means the amount in Danish Kroner calculated as set forth in clause 2.1;

"Group" means the Company and the Subsidiaries;

"Group Company" means the Company or any Subsidiary;

"Independent Accountant" means Deloitte & Touche, Denmark or, if Deloitte & Touche does not accept such task, another well reputed international accounting firm with offices in Denmark either agreed upon by the Parties, or failing such an agreement within 3 days of notification of the said non-acceptance, to be appointed by the Danish Organisation of State Authorised Accountants ("Foreningen af Statsautoriserede Revisorer");

"Knowledge" means

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1.     with respect to the Sellers the actual knowledge of the persons listed in
       Schedule 0.7 (Section 1) after having made due inquiries of the persons
       -----------------------
       listed in Schedule 0.7 (Section 2), and

2. with respect to the Buyer the actual knowledge of the officers and directors of the Buyer involved in this transaction such as listed in
       Schedule 0.8 (Section 1) after having made due inquiries of those of the
       ------------
       persons listed in Schedule 0.8 (Section 2);

"Loss" means a documented loss, claim, liability, cost or expense recoverable under the laws of Denmark;

"Management Subscription Rights" means the right for the Management Shareholders to subscribe for up to nominal DKK 10,559,240 (Ten million five hundred and fifty nine thousand two hundred and forty Danish Kroner) new shares in the Company on the terms set forth in Schedule 0.9 and the creditor's rights
                                  ------------
pertaining to the convertible debenture loans referred to in said Schedule. The Management Subscription Rights are divided between the Sellers as set forth in said Schedule;

"Material Adverse Effect" shall have the meaning defined in Schedule 0.10 when
                                                            -------------
used in Section 4 regarding the approvals etc. to be obtained from the Competitive Authorities;

"Radiometer Agreement" means the Agreement between Radiometer A/S and A/S PSE nr. 5205 (the Company) dated December 22, 1997, Schedule 0.11;
                                                -------------

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"Shares" means all shares in the Company (excluding the Treasury Shares), i.e.
nominal DKK 50,109,286 (Fifty million one hundred and nine thousand two hundred and eighty six Danish Kroner) A-shares and nominal DKK 150,674 (One hundred and fifty thousand six hundred and seventy four Danish Kroner) B-shares issued by the Company. The Shares are divided between the Sellers as set forth in Schedule 0.9;

"Subsidiaries" means the companies set forth in Schedule 0.12;
                                                -------------

"Taxes" means all taxes, including VAT and other levies, pay roll taxes, withholding taxes, duties, charges, stamps and imposts of whatever nature imposed by or payable to a tax authority (whether federal, state or community) and any penalties and interest arising therefrom;

"Treasury Shares" means nominal DKK 83,320 (Eighty three thousand three hundred and twenty Danish Kroner) A-shares in the Company owned by the Company;

"Treasury Subscription Rights" means the right to subscribe for up to nominal DKK 1,017,960 (One million and seventeen thousand nine hundred and sixty Danish Kroner) new shares in the Company on the terms set forth in Schedule 0.13 and
                                                            -------------
the creditor's rights pertaining to the debenture loans referred to in said Schedule (the rights are non-exercisable by the Company and the Company is legally the debtor in respect of such creditor's rights);

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"Working Capital" means the amount of the Group calculated as set forth in
Schedule 0.14 as of the Closing Date when applying the Accounting Policies;
-------------

Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, and references to natural persons shall include corporate entities and bodies.

1.     PURCHASE AND SALE OF THE SHARES AND MANAGEMENT SUBSCRIPTION RIGHTS

       Upon the terms and subject to the conditions of this Agreement, the Sellers shall sell the Shares and the Management Subscription Rights to the Buyer and the Buyer shall purchase the Shares and the Management Subscription Rights from the Sellers with effect as of Closing. The Shares are sold cum dividend for the financial year 2001.

2.     FINAL PURCHASE PRICE ETC.

2.1 The Final Purchase Price payable by the Buyer in favour of the Sellers for the assignment in ownership of the Shares and the Management Subscription Rights to the Buyer shall be DKK 1,184,000,000 (One billion one hundred eighty four million Danish Kroner) less the Consolidated Interest Bearing Net Debt, adjusted for any increase or decrease in the amount of the Working Capital compared to the working capital of the Group as of 31 December 2000 such as defined in Schedule 0.14 regarding the Working Capital. The Consoli-

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       dated Interest Bearing Net Debt and the increase or decrease in the amount of the Working Capital are calculated as of the Closing Date.

2.2    If the Final Purchase Price is

       1. greater than the Estimated Purchase Price the Buyer shall pay to the Sellers the amount of the excess.

       2. less than the Estimated Purchase Price the Sellers shall pay to the Buyer the amount of the shortfall.

       Any payment to or by the Sellers pursuant to this clause (the Adjustment Amount) shall be made within five business days after the Closing Statement has become final as set forth in Section 3. In case of any breach of this payment obligation, Default Interest calculated on the basis of the Adjustment Amount shall be paid by the defaulting Party from the end of the five day period until and including the date of payment.

       An amount corresponding to 20 percent of the Adjustment Amount shall be paid into or released from the Escrow Account depending on whether the Adjustment Amount is to be paid to or by the Sellers, respectively, provided that the Sellers shall ensure that following the payment of the Adjustment Amount the Escrowed Amount shall as a minimum be DKK 160,000,000 (One hundred and sixty million Danish Kroner) prior to the release of any other funds from the Escrow Account.

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2.3    The Estimated Purchase Price, the Final Purchase Price and the Enterprise
       Value shall be allocated between the Sellers (and the Shares and Management Subscription Rights) on the basis of the principles as set forth in Schedule 2.3. Schedule 2.3 also sets forth a calculation of the
                ------------
       Estimated Purchase Price.

2.4    The Buyer has provided the Comfort Letter enclosed as Schedule 2.4 as
                                                             ------------
       indication of the Buyer's ability to settle the Estimated Purchase Price at Closing.

3      CLOSING STATEMENT ETC.

3.1 Within 45 days of the Closing Date, the Buyer shall have caused the preparation of and delivery to the Sellers of the Closing Statement. Such statement shall be Audited by Arthur Andersen, State Authorised Public Accountants, Denmark.

3.2 Within 10 days after their receipt of the Closing Statement, the Sellers shall notify the Buyer of any item or items which the Sellers wish to dispute specifying such item(s) in reasonable detail and the reason for the dispute, failing which the Closing Statement as prepared by the Buyer shall be deemed final and binding upon the Parties subject only to any changes agreed by the Parties in writing or as otherwise set forth herein. If the Parties are unable to reach agreement within 7 days of such notification to the Buyer, either Party may within a subsequent period of 14 days refer the matter(s) in dispute to the Independent Accountant. If the dispute is not referred to the Independent

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       Accountant within the period stipulated, the Closing Statement delivered to the Sellers shall be final and binding upon the Parties subject only to any changes agreed by the Parties in writing. Notwithstanding the above, the Sellers shall not be bound by such elements of the Closing Statement, which are the result of Buyer's fraud or errors/omissions which the Sellers could not discover given the circumstances.

3.3 Unless otherwise agreed by the Parties, the Independent Accountant shall establish the procedural rules in connection with its hearing of the Parties' respective positions on the issue(s) of dispute and any related issues to be followed in connection with settling the dispute. The decision of the Independent Accountant shall be final and binding upon the Parties and shall not be subject to judicial or arbitrational review.

       The Independent Accountant shall have unrestricted access to the books and records of the Group as well as to the working papers pertaining to the Group of the accountant referred to in clause 3.1.

       The fees and expenses charged by the Independent Accountant shall be divided equally (50/50) between the Parties. EQT Scandinavia Ltd. shall on behalf of the Sellers settle any amount payable by the Sellers to the Independent Accountant.

3.4 The Sellers - through an accountant elected by them - shall have unrestricted access to all books, records and other information, including the working pa-

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       pers of the accountant referred to in clause 3.1, which in the reasonable opinion of the Sellers is necessary for verifying the correctness of the Closing Statement.

4.     CONDITIONS PRECEDENT

4.1 Closingis conditional upon each and every of the following conditions precedent having been satisfied (or waived by the relevant Party):

4.1.1  Conditions precedent which may be waived by the Buyer

       1. All notifications to and approvals by the Competition Authorities required to consummate the transaction contemplated by this Agreement shall have been made and obtained, respectively, cf. clauses 4.2 - 4.5.

       2. The Sellers shall have performed and complied in all material respects with their obligations under this Agreement at and before Closing so that the transaction contemplated by this Agreement is not in any material respect adversely affected and the Sellers shall have confirmed in writing by a written instrument signed by EQT Scandinavia Ltd. on behalf of all Sellers that those of their representations and warranties which are to be made as of Closing, cf. clause 6.1, are in all material respects true as of Closing.

       3. No litigation, proceeding or action shall have been instituted against any Party, (1) seeking to restrain or prohibit the consummation of the trans-

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           action contemplated herein or (2) presenting a claim against any
           Group Company, which claim, if correct and justified, would have a material adverse effect on the business condition of the Group.

        4. Final approval of this Agreement by the Buyer's board of directors to be obtained prior to 27 July 2001 at 5 p.m. US time (EST).


        5. The Buyer shall have granted its consent to the material terms and conditions of the insurance policy to be taken out by the Sellers as set forth in clause 4.1.2.5; it being agreed that such consent shall not be unreasonably withheld.

4.1.2   Conditions precedent which may be waived by the Sellers

        1. All notifications to and approvals by the Competition Authorities required to consummate the transaction contemplated by this Agreement shall have been made and obtained, respectively, cf. clauses 4.2 - 4.5.

        2. The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement at and before Closing so that the transaction contemplated by this Agreement is not in any material respect adversely affected and the Buyer shall have confirmed in writing that those of its representations and warranties which are to be made as of Closing are in all material respects true as of Closing.

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3.    No litigation, proceeding or action shall have been instituted against any
      Party, seeking to restrain or prohibit the consummation of the transaction contemplated herein.

4. Final and unconditional approval of this Agreement (subject to its terms and other conditions) by the Buyer's board of directors shall have been notified in writing to the Sellers on 27 July 2001 at 5 p.m. US time (EST) at the latest. The notice shall state that the approval is final and unconditional (subject to the terms and other conditions of the Agreement) and be signed by duly authorised officers of the Buyer.

5. The Sellers shall have obtained written confirmation of their ability to obtain insurance coverage at their own cost during a period of seven years after the Closing Date against any liability resulting from any breach of Sellers' representations in clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification), 6.1.3 (Title to the Shares, the Treasury Shares etc.),
      6.1.4 (Capitalisation) and 6.1.5 (Subsidiaries) on terms and conditions satisfactory to EQT Scandinavia Ltd.

      Subject to the detailed advise on the legal, financial and insurance aspects thereof to be rendered to the Sellers, such insurance shall (1) be taken out by the Sellers as the policy holders, (2) have the Buyer as the first beneficiary and the Sellers as the second beneficiaries (or have another structure to the same effect), (3) have as the insured sum the Enterprise Value less a deductible in the amount of DKK 20,000,000

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         (Twenty million Danish Kroner) or a lower amount to be determined by the Sellers, (4) be taken out with a well reputed insurance company appointed by the Sellers and approved by the Buyer, such approval not to be unreasonably withheld and (5) in all material respects be subject to ordinary European market practices and standards.

4.2 Each Party shall use its best efforts to cause that the conditions precedent are satisfied on or prior to 4 September 2001, or on any other date set forth herein with respect to the specific conditions precedent, or such later date as the Parties may subsequently agree upon.

      The Parties agree to promptly effect all necessary notifications to the Competition Authorities and to effect all other submissions and rendering of information requested or required by such authorities with a view to obtaining all approvals requisite for the consummation of the transaction contemplated by this Agreement. The Parties shall in common co-ordinate the proper and timely fulfilment of the notification requirements. To this effect the legal advisors of the Sellers shall, at their request, have access (including by way of copies) to all information necessary for such notifications as well as to the notifications actually made and any correspondence etc. arising therefrom. Furthermore, at their request, the legal advisors of the Sellers shall have the right to participate in any and all meetings with relevant authorities.

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      The Sellers shall use all reasonable efforts to provide the Buyer on 23
      July 2001 with a written outline of the insurance coverage and of the terms (not the costs) of the insurance to be taken out by the Sellers such as referred to in clause 4.1.2.5.

      At the latest on 23 July 2001, the Sellers shall have caused the delivery to Jacob Vinther of Bech-Bruun Dragsted (acting as legal advisor to the Buyer) of the original legal opinions referred to in clause 5.2.9 to be rendered by SJ Berwin and Ozannes.

4.3 If any of the approvals referred to in clauses 4.1.1.1 or 4.1.2.1 are not granted or are granted subject to undertakings, obligations or conditions having a Material Adverse Effect, the Parties shall in good faith negotiate amendments necessary or appropriate with a view to either not include the Group Companies being the subject matter of such refusal in the transaction contemplated herein or to avoid or reduce such undertakings, obligations and/or conditions and/or their respective adverse effects.

4.4 If any of the approvals referred to in clauses 4.1.1.1 and 4.1.2.1 are not granted (and such conditions precedent are not waived by the relevant Party) on 31 December 2001 at the latest or such other date as the Parties may subsequently agree upon, failing an agreement pursuant to clause 4.3, the Party who may waive the condition precedent may - within 14 days of having received notification of the decision of the relevant Competition Authority -

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      terminate this Agreement with immediate effect. In case of such termination neither of the Parties shall have any liability towards the other unless the reason for the conditions precedent not being satisfied is a consequence of any of the Parties being in breach of any of their obligations under this Agreement.

4.5 If any of the approvals referred to in clause 4.1.1.1 are granted subject to undertakings, obligations or conditions having a Material Adverse Effect, failing an agreement pursuant to clause 4.3, the Buyer may - within 14 days of having received notification of the decision of the relevant Competition Authority - terminate this Agreement with immediate effect by written notice to the Sellers, failing which notice the Buyer shall accept such undertakings, obligations and conditions and the Parties shall without undue delay arrange for the Group to take such actions, including by way of disposing of any assets, as are necessary to fulfil such undertakings, obligations or conditions without this giving right to any adjustment of the Purchase Price unless otherwise agreed between the Parties. In case of such termination neither of the Parties shall have any liability towards the other, unless the reason for the condition precedent not being satisfied is a consequence of any of the Parties being in breach of any of their obligations under this Agreement.

      If any of such approvals are granted subject to undertakings, obligations or conditions which do not have a Material Adverse Effect, the Parties shall accept such undertakings, obligations and conditions and the Parties shall without undue delay arrange for the Group to take such actions, including by way

                                                                19

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         of disposing of any assets, as are necessary to fulfil such undertakings, obligations or conditions without this giving right to any adjustment of the Purchase Price.

4.6      If the conditions precedent set forth in clauses 4.1.1.2 or 4.1.1.3 or
         4.1.2.2 or 4.1.2.3 have not been satisfied (or waived by the Party who may waive the condition precedent) on 31 December 2001 at the latest, and with respect to clauses 4.1.1.5 and 4.1.2.5 (Insurance) on 3 August 2001 at the latest, or such other date as the Parties may subsequently agree upon, the Party who may waive the condition(s) precedent may - within 7 days of such date - terminate this Agreement with immediate effect by written notice to the other Party failing which notice this Agreement shall be consummated as contemplated herein. In case of such termination neither of the Parties shall have any liability towards the other unless the reason for the condition(s) precedent not being satisfied is a consequence of any of the Parties being in breach of any of their obligations under this Agreement.

4.7 If the conditions precedent set forth in clauses 4.1.1.4 or 4.1.2.4 (Board approval) have not been satisfied (or waived by the Party who may waive the condition precedent) on 27 July 2001 at 5 p.m. US time
         (EST), the Party who may waive the condition precedent may - within 7 days of such date - terminate this Agreement with immediate effect by written notice to the other Party. In case of such termination neither of the Parties shall have any liability
                                                                20

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         towards the other. Upon their satisfaction said conditions precedent shall cease to have effect.

4.8 In case of any termination of this Agreement being a consequence of any Party being in breach of its obligations under this Agreement, the Party who is not in breach of its obligations under this Agreement is entitled to exercise any remedy available according to the laws and general rules of law of Denmark and this Agreement.

5.       CLOSING

5.1 Closing shall be held at the offices of Kromann Reumert, 14, Raadhuspladsen, DK-1550 Copenhagen V, Denmark on 4 September 2001 at 10 a.m. Danish time or, if at such date all the conditions precedent have not been satisfied (or waived by the relevant Party), by a date within five business days after all the conditions precedent have been satisfied (or waived), unless this Agreement has been terminated as set forth herein.

5.2 At Closing the Sellers shall deliver, or shall cause to be delivered, to the Buyer, the following documents and material:

        1. The original share certificates pertaining to the Shares duly endorsed in the name of the Buyer.


        2. The original certificates pertaining to the Management Subscription Rights duly endorsed in the name of the Buyer.

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3.     The original certificates pertaining to the Treasury Subscription Rights duly endorsed in the name of the Company.

4. The Company's up-to-date, complete and original register of shareholders with the Buyer duly registered as the owner of the Shares and the Company duly registered as the owner of the Treasury Shares.

5. The Company's up-to-date and original minute book, including minutes of general meetings, meetings of the board of directors and audit minutes.

6. A letter of resignation signed by those members of the boards of directors (elected by a general meeting) of the Company and of the Subsidiaries as will be notified by the Buyer to the Sellers not later than 5 business days before Closing. The resignation shall be effective as of Closing. The members resigning are entitled to their ordinary remuneration calculated on a pro rata basis for the current year until and including the Closing Date. Such remuneration shall be paid by the Company or the Subsidiaries, as the case may be.

7. A letter of resignation signed by those statutory auditors of the Company and of the Subsidiaries as will be notified by the Buyer to the Sellers not later than 5 business days before Closing. The resignation shall be effective as of Closing and the resigning auditors are entitled to receive their fees for services rendered to the Company and the Subsidiaries prior to Closing (provided the fees are not related to the preparation,

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         negotiation and consummation of this Agreement). The fees shall be paid by the Company or the Subsidiaries, as the case may be.

8. A letter from Unibank A/S with (1) a calculation as of the Closing Date of the aggregate outstanding amount payable by the Group to Unibank A/S under all its loan and credit facilities with the bank, including all interest thereon and any and all break off costs, prepayment fees and other similar costs and fees payable to Unibank A/S upon an immediate settlement by the Group as of the Closing Date of all its debts to Unibank A/S and (2) an explicit statement that upon payment of such aggregate amount to the bank in immediately available funds and with value before 2 p.m. Copenhagen time on the Closing Date Unibank A/S will release and waive all pledges of the shares in the Subsidiaries and all other security rights held by it pertaining to the Group. (The Sellers shall use all reasonable efforts to cause that no later than three days prior to the Closing Date Unibank A/S shall have prepared and delivered to the Parties a pro forma calculation of the aggregate amount set forth herein).

9. To the extent not delivered to the Buyer pursuant to clause 4.2, original copies of duly signed (on the date of or the day prior to the signing of this Agreement) legal opinions from SJ Berwin and Ozannes in the forms enclosed as Schedule 5.2.9 required to evidence the authority
                               --------------
         of the individuals representing (1) EQT Scandinavia Ltd. executing this Agreement on behalf of EQT and that EQT Scandinavia Ltd. has sufficient authority to legally bind EQT and (2) copies of such evidence which in the reasonable opinion of the Buyer is required to evidence the authority of the individuals representing the Management Shareholders when executing this Agreement on their behalf.

    10. Deliver to the Buyer originals or certified copies of such documents which in the reasonable opinion of the Buyer are required to evidence that the Sellers have taken out insurance effective (at the latest) as from Closing with an insurance coverage and on such terms and conditions which have been approved by the Parties as part of their satisfaction (or waiver) of the conditions precedent set forth in clauses 4.1.1.5 and 4.1.2.5 (Insurance).

    11. Four originals of the Escrow Agreement duly executed by the Sellers and the Escrow Agent.

    12. Such other documents and/or actions which the Buyer may reasonably require in order to consummate and perfect the transaction contemplated by this Agreement.

5.3 At Closing the Buyer shall:

    1. Day by wire transfer DKK 152,405,600 (One hundred and fifty two million four hundred and five thousand six hundred Danish Kroner) (herein referred to as the "Escrowed Amount") in cash into an escrow account (herein referred to as the "Escrow Account") with Nordea, Unibank A/S, Christiansbro 3, DK-0900 Copenhagen, or another well reputed

        Danish bank nominated by the Buyer and agreed upon by the Sellers (herein referred to as the "Escrow Agent") subject to the terms of the Escrow Agreement attached hereto as Schedule 5.3 (and subject to any
                                            ------------
        amendments which may be required by the Escrow Agent) as security for and the only means of payment of any claim caused by Sellers' breach of any of their obligations or undertakings under this Agreement, including any breach of any of the Sellers' representations and warranties in
        Section 6, except as specifically set forth herein with respect to any breach of the Sellers' representations in clauses 6.1.1 (Authority),
        6.1.2 (Organisation and qualification), 6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation), 6.1.5 (Subsidiaries),
        6.1.7 (Taxes), 6.1.8 c) - e) (Environmental issues) and 6.1.18 a) (Agreements allegedly in violation of competition rules).

2. Pay in favour of the Sellers DKK 609,622,400 (Six hundred and nine million six hundred and twenty two thousand four hundred Danish Kroner) (equal to the Estimated Purchase Price less the amount deposited in the Escrow Account as set forth in clause 5.3.1), in cash in Danish Kroner by wire transfer to a bank account designated by the Sellers prior to Closing.

3. Deliver to the Sellers certified copies of such documents which in the reasonable opinion of the Sellers are required to evidence that either the Buyer has caused the Group to pay its debt to Unibank A/S such as referred to in clause 5.2.8 or that an agreement has been entered between

            Unibank A/S and the Group and/or the Buyer to the effect that Closing will not constitute an event of default of the agreements between Unibank A/S and the Group.

        4. Deliver to the Sellers certified copies of such corporate documents which in the reasonable opinion of the Sellers are required to evidence that the Buyer has full corporate power and all necessary authority to consummate the transaction contemplated by this Agreement and which are required to evidence the authority of the individuals executing this Agreement on behalf of the Buyer.

        5. Deliver to the Sellers four originals of the Escrow Agreement duly executed by the Buyer.


        6. Deliver such other documents and/or carry out such actions which the Sellers may reasonably require in order to consummate and perfect the transaction contemplated by this Agreement.

        The settlement of the Estimated Purchase Price as set forth above shall have the Closing Date as its value date and shall be in immediately available funds.

5.4 All the provisions of clauses 5.2 and 5.3 shall be deemed to be inter-conditional in all respects and title to the Shares and the Management Subscription Rights shall not pass to the Buyer until Closing has been perfected.

6.      REPRESENTATIONS AND WARRANTIES OF THE SELLERS

6.1 Except as disclosed in accordance with the principles set forth in clause 9.2.3, effective as of the signing of this Agreement and with respect to clauses

       6.1.1               (Authority)

       6.1.2               (Organisation and qualification)

       6.1.3               (Title to Shares, the Treasury Shares etc.)

       6.1.4               (Capitalisation)

       6.1.5               (Subsidiaries)

       6.1.6               (Accounts)

       6.1.7 a)            (Taxes)

       6.1.8 a) and b)     (Real estate and environmental issues)

       6.1.10 a) and b)    (Employees)

       6.1.13              (Change of ownership)

       6.1.14 a)           (Conduct of Business after January 1, 2001)

       6.1.16 a), b) and f)(Material Contracts)

       6.1.17              (Radiometer Agreement)

       effective as of Closing as well, the Sellers - unless otherwise specifically stated herein - on a pro rata basis in proportion to their participation in the allocation of the Final Purchase Price - make the following representations and warranties to the Buyer:

6.1.1  Authority

       a) Each of the Sellers represents and warrants with respect to itself, that its execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have, to the extent legally required or required by corporate governance, been duly authorised by its board of directors, and this Agreement constitutes a valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws which affect the enforcement of creditors' rights in general.

       b) There is no consent, approval or license from or any filing with or notice to any public authority required on the basis of the Sellers' status or circumstances alone for the execution and consummation of this Agreement and the transaction contemplated hereby.

6.1.2  Organisation and qualification

       a) Each of the Company and the Subsidiaries is a corporation or a limited liability company duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its assets and to carry on its business as it is now being conducted.

6.1.3  Title to the Shares, the Treasury Shares etc.

        a) Each of the Sellers represents and warrants with respect to itself, that it is the legal and beneficial owner of the part of the Shares and the Management Subscription Rights attributable to it as set forth in Schedule 0.9 and is capable at Closing of transferring the title to the relevant part of the Shares and the Management Subscription Rights to the Buyer free and clear of any lien, claim, charge, option or other encumbrance.

        b) The Company is the legal and beneficial owner of the Treasury Shares and the Treasury Subscription Rights free and clear of any lien, claim, charge, option or other encumbrance.

6.1.4   Capitalisation

        a) The Shares, the Treasury Shares, the Management Subscription Rights and the Treasury Subscription Rights have all been properly and validly issued once the amendment of the Company's Articles of Association, cf. the minutes of the extraordinary meeting of shareholders, cf. Schedule 6.1.4, have been registered by the Danish Commerce and Companies Agency, and the Shares and the Treasury Shares are fully paid.

        b) The Shares and the Treasury Shares represent all of the Company's issued and outstanding share capital and together with the Management Subscription Rights and the Treasury Subscription Rights they represent all the equity interests in the Company.

        c) With exception of the Management Subscription Rights and the Treasury Subscription Rights neither the Sellers, the Company nor the Subsidiaries have issued any warrants or any other instruments entitling any third party to acquire or subscribe for shares in the Company or any of the Subsidiaries.

6.1.5   Subsidiaries

        a) Except as set forth in the Consolidated 2000 Accounts, the Company is - directly or indirectly - the legal and beneficial owner of the shares and all other equity interests in the Subsidiaries and such shares and equity interests are free and clear of any lien, claim, charge, option or other encumbrance.

        b) Except as set forth in the Consolidated 2000 Accounts, neither the Company nor any Subsidiary has any ownership rights in any entity other than the ownership of the shares in the Subsidiaries and neither the Company nor any Subsidiary has agreed to acquire any direct or indirect ownership in other companies or entities.

        c) None of the Subsidiaries have been dissolved or declared bankrupt and no resolution to dissolve any of these companies has been adopted by any Subsidiary. Neither has any petition for bankruptcy been filed against any Subsidiary.

6.1.6   Accounts

a) The Consolidated 2000 Accounts have been prepared in accordance with the accounting provisions of the Danish Company Accounts Act ("Arsregnskabsloven") and with the Accounting Policies as well as on a consistent basis in respect of the consolidated accounts of the group (as defined in such accounts) for the preceding three financial years such as disclosed in the Due Diligence Documentation.

b) The Consolidated 2000 Accounts give a true and fair view ("retvisende billede" as defined in the Danish Company Accounts Act) of the group's (as defined in such accounts) assets and liabilities, financial position and profit for 2000.

c) The Draft Interim Accounts have in all material respects been prepared in accordance with the Accounting Policies and in all material respects in conformity with the principles applied when preparing the management accounts of the Group since 1 July 1998, it being agreed that the materiality standard used herein shall be DKK 1,500,000 (as the net effect).

d) As of 31 December 2000 and as of 31 May 2001 each Group Company was and - except as disposed in the ordinary course of business or otherwise against a consideration reflecting market terms - still is the legal and beneficial owner of their respective assets reflected in the Consolidated 2000 Accounts and the Draft Interim Accounts, respectively. Each Group Company has performed all such acts, which are necessary or reasonably advisable to perfect such Group Company's title in said assets.

        e) Except as set forth in the Consolidated 2000 Accounts or in the Draft Interim Accounts, none of the assets of any Group Company are subject to any lien, charge or other encumbrance required to be accounted for in the annual accounts according to the Accounting Policies when taking into consideration that the Draft Interim Accounts do not contain any information which would be accounted for in the notes or in the directors' report included in the public annual accounts.

6.1.7   Taxes

        a) All returns and all notices and information required to be filed or given by each Group Company in respect of any Taxes have been properly prepared, executed and duly filed or given within applicable time limits pursuant to applicable laws and regulations and all Taxes, including - but not limited to - any Taxes relating to transfer pricing within the Group, joint taxation (and any abortion thereof prior to Closing), internal restructuring transactions within the Group and incentive schemes - which (1) have become due or are to be paid with respect to the period ending December 31, 2000 (including all prior years) have been paid or provision for payment made in the Consolidated 2000 Accounts and (2) which have become due and payable at any time following 1 January 2001, but prior to signing of this Agreement, have been paid when due and payable or provision for payment made in the Draft Interim Accounts.


        b) Neither the Company nor any Subsidiary is involved in a dispute in relation to Tax. To the Knowledge of the Sellers, no such dispute is threatened against the Company or any Subsidiary and, to the Knowledge of the Sellers, there are no facts or circumstances which could reasonable be expected to form the basis of any such dispute.

        c) The Company and the Subsidiaries have in all material respects properly operated their wage Tax system and accounted for Tax including social security payments as required by law, including by reporting and paying all such Taxes to the relevant authorities when due and payable.

        d) To the Knowledge of the Sellers, there are no facts or circumstances that will prevent the Company and the Subsidiaries from in all material respects applying their existing transfer pricing principles (intra group) on the basis of their activities, practices and procedures applicable at the date of signing of this Agreement.

6.1.8   Real estate and environmental issues

        a) Except for any real estate which may have been disposed of in the course of normal business or otherwise against a consideration reflecting market terms, the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the real estate re-
          flected in the Consolidated 2000 Accounts and the Draft Interim Accounts.

     b) The real estate, including buildings and all fixed installations forming an integral part of such buildings, owned by the Group has in all material respects been legally erected and the present use by the Group of such real estate is lawful in all material respects.

     c) To the Knowledge of the Sellers, the Company and the Subsidiaries have conducted their business in compliance with relevant environmental laws and environmental licenses.

     d) Neither the Company nor any of the Subsidiaries are engaged in any dispute with a public authority relating to environmental laws and, to the Knowledge of the Sellers, no such dispute is threatened.

     e) To the Knowledge of the Sellers, none of the premises presently or previously owned, leased or operated by any Group Company including, but not limited to, the premises situated at Fjeldhammervej 17-23/Valh0js Alle 176, Roedovre, Denmark (title numbers 10-d, 10-k, 10-m and 10-s Roedovre by, Roedovre) are in any material respects contaminated with any chemical, pollutant or other environmentally hazardous substance for which any Group Company is liable and, to the Knowledge of the Sellers, none of the premises presently owned, leased or operated by any Group Company are threatened to be registered as a chemical or other waste deposit.

6.1.9   Intellectual property rights

        a) The Sellers, the Company and the Subsidiaries hold valid title or license to use all patents, designs, tradenames, trademarks (including all exclusive rights to the name "Struers") and know-how necessary for the Group to carry out its business in all material respects as presently conducted. All intellectual property rights held by the Group and which are registered with relevant public authorities are listed in Schedule 6.1.9.
                                      --------------

        b) Neither the Company nor any of the Subsidiaries are engaged in any dispute in which any third party is claiming that any Group Company infringes the intellectual property rights of the third party and, to the Knowledge of the Sellers, no such dispute is threatened.

        c) To the Knowledge of the Sellers, no third party is in any material way infringing any of the intellectual property rights necessary for the Group to carry out its business in all material respects as presently conducted.

6.1.10  Employees

        a) All employment contracts with the employees of the Company and of the Subsidiaries have been entered into in the best interest of the relevant companies.

        b) The employees of the Company and of the Subsidiaries have been employed on terms and conditions which in all material respects are consistent with normal practices in the relevant labour markets.

        c)  None of the key employees referred to in Schedule 6.1.10 have given
                                                     ---------------
            notice of termination of their employment relationship with the relevant Group Company or, to the Knowledge of the Sellers, made it known that they intent to give such notice of termination during the period ending on the first anniversary of the Closing Date.

        d) None of the Group Companies are party to any dispute with any present or prior director or employee of the Group and, to the Knowledge of the Sellers, no such dispute is threatened.

6.1.11  Insurance

        a) The insurance policies taken out by the Company and its Subsidiaries as set forth in Schedule 6.1.11 are in effect and all premium which
                            ---------------
            has become due and payable at the date of the signature of this Agreement has been paid.

        b) There are no outstanding claims under any of the said insurance policies.

        c) To the Knowledge of the Sellers, the Group has not received any advise from any actuary stating that the insurance policies referred to in clause

            6.1.11 a) in any material way involve an inadequate insurance coverage on the basis of the activities of the Group as presently conducted.

6.1.12  Litigation

        a) Neither the Company nor any of the Subsidiaries are engaged in any litigation or arbitration and, to the Knowledge of the Sellers, no such litigation or arbitration is threatened.

        b) The termination by Struers A/S on 13 September 1999 of its contract dated 8 November 1991 with EN-Equipamentos de Analise e Ensaio, Lda. (a Portuguese distributor) does not entitle the latter party to any damages or compensation except as provided for in the Consolidated 2000 Accounts.

6.1.13  Change of ownership

        a) To the Knowledge of the Sellers, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not

            1. allow any third party to terminate, rescind or in any other way break off or modify any material contractual relationship with the Company or any Subsidiary,

            2. entitle any director, manager or employee of the Company or any Subsidiary to receive any termination or severance payment from any Group Company, or

            3. violate, conflict with or result in a violation or breach of the terms, conditions or provisions of any material agreement executed by the Company or any Subsidiary.

6.1.14  Conduct of Business after January 1, 2001

        a) Since January 1, 2001 and until signing of this Agreement, the activities of the Company and each Subsidiary:

            1. have been conducted only in the ordinary course, without any interruption or alteration in nature, scope or manner and consistent with past practices,

            2. have not suffered any change or condition which, individually or in the aggregate, has had a material adverse effect upon the Group's condition (financial or otherwise), assets, liabilities or business, or

            3. have not incurred any material obligations or liabilities (whether actual, contingent or other) outside the ordinary course of business,

            unless accounted for in the Draft Interim Accounts.

6.1.15  Compliance

        a) To the Knowledge of the Sellers, each Group Company has in all material respects complied with all applicable laws, including - but not limited to - environmental, competition and labour laws and has in all material respects complied with all specific orders or rulings of any court and public authority issued against it and, to the Knowledge of the Sellers, no Group Company is under any investigation by any public authority nor has any such investigation been notified to any Group Company.

6.1.16  Material Contracts

        a) No Group Company is party to any ongoing agreement with any third party, which agreement on an annual basis account for accruals and expenses for the relevant Group Company in excess of DKK 5,000,000 (Five million Danish Kroner) and which agreement may not be terminated by the relevant Group Company with a written notice of twelve months at the most.

        b) Each of the respective Group Companies has in all material respects fulfilled its obligations under material contracts to which it is party as and when due and payable.

        c) The relevant third parties to material contracts with the respective Group Companies have in all material respects fulfilled their obligations under such contracts as and when due and payable.

        d) All of the material contracts to which any of the Group Companies are party are in full force and effect, and, to the Knowledge of the Sellers, since 1 January 2001 no material contract to which any Group Company is/was party has been terminated by the relevant Group Company.

        e) To the Knowledge of the Sellers, since 1 January 2001 none of the material contracts to which any Group Company is/was a party have been terminated by the relevant third party and, to the Knowledge of the Sellers, no such termination or breach is threatened.

        f) All material contracts to which any Group Company is party have in all material respects been entered into on arms length terms and conditions and in the best interest of the relevant Group Company.

6.1.17  Radiometer Agreement

        a) None of the Company's rights towards Radiometer A/S under the Radiometer Agreement have been waived or in any other way jeopardized by conduct, and the Company may invoke all rights provided to it against Radiometer A/S under the Radiometer Agreement subject to the terms of the Radiometer Agreement.

6.1.18  Agreements in Restraint of Competition

        a) To the Knowledge of the Sellers, none of the Group Companies are party to or bound by any material contract or understanding or knowingly participating in any collective behaviour (i) involving an illegal restraint of free competition or (ii) which requires approval from or notification to any governmental or supra national authority or body.

          b) The restraints on free competition consequential upon the agreements referred to in Schedule 6.1.18 will not result in (1) any penalty, fine or the like imposed by or payable to any public authority or (2) any damages payable to any third party - in both cases as a consequence of an investigation or other actions not initiated by the Buyer or the Group; it being agreed that the Buyer shall cause the Group to waive those of its rights under the agreements which are alleged to be contrary to competition law rules.

6.1.19    Representations and warranties not untrue

          a) To the Knowledge of the Sellers, the representations and warranties in clauses 6.1.1 through 6.1.18 contain no materially untrue or misleading statement of fact or omit to state any material fact necessary to be stated herein in order to make the statements contained therein not misleading in any material way.

6.1.20    The Duty to Loyally Inform

          a) By way of the Due Diligence Documentation, the management presentations, the information made available to the Buyer and its advisors during site visits, interviews, meetings or otherwise, the Sellers have com-
            plied with the principle of Danish law to loyally inform the Buyer of any material aspects of the business of the Company and the Subsidiaries which might reasonably be expected materially and adversely to affect the willingness of a buyer to purchase the Shares and the Management Subscription Rights on the terms of this Agreement (in Danish: "Saelgers loyale oplysningspligt").

7.     REPRESENTATIONS AND WARRANTIES OF THE BUYER

7.1 Effective as of the signing of this Agreement and as of Closing the Buyer represents and warrants the following to the Sellers:

7.11   Authority

       a) Upon fulfilment of the conditions precedent in clauses 4.1.1.4 and 4.1.2.4 (Board approval), the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will have been duly ratified and authorised by the Buyer's board of directors and no other corporate proceedings on the part of the Buyer will be necessary to authorise this Agreement or to consummate the transaction contemplated hereby.

       b) This Agreement constitutes a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws which affect the enforcement of creditors' rights in general.

          c) There are no actions, claims or other proceedings or investigations pending or threatened against or involving the Buyer, which, individually or in the aggregate, prevent the Buyer from consummating the transaction contemplated by this Agreement or affect the validity or enforceability of this Agreement.

          d) Subject to the fulfilment of the conditions precedent in 4.1.1.1 and 4.1.2.1 there is no consent, approval or license from or any filing with or notice to any governmental authority or any third party necessary or required on the basis of the status or circumstances of the Buyer and the Group for the execution and consummation of this Agreement and the transaction contemplated hereby.

7.1.2     Organisation and qualification

          a) The Buyer is a company duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its assets and to carry on its business as it is now being conducted.

8.        ADDITIONAL COVENANTS

8.1       Interim relations

8.1.1. Pending Closing the Sellers shall cause that the business of the Group is carried out in the ordinary course of business consistent with past practice so as to maintain the Group as a going concern and no action shall be taken or agreement entered which may have a material effect on the Group taken as a whole without the prior written consent of the Buyer, unless such action (1) has been envisaged in the budget for the financial year 2001 and (2) appropriate advance notice is given to the Buyer.

8.1.2 The Parties have decided to deal with the new lease contract which has been entered into by Struers Inc., but not ratified by its board of directors, as set forth in Schedule 8.1.2.
                                                       ---------------

8.1.3 Pending Closing the Buyer shall have access to the Key Employees referred to in Schedule 6.1.10 and to the distributors listed in
               Schedule 8.1.3 on the terms set forth in the latter Schedule.
               --------------
               Buyer shall otherwise have such access to the Group as will be mutually agreed upon.

8.2            Further assurances

               Each of the Parties shall execute such documents and take such actions as may be reasonably required to carry out the provisions of this Agreement and the transactions contemplated hereby.

8.3            Restrictive covenants

8.3.1 If this Agreement is terminated, irrespective of the cause for such termination, for a period of three years from such termination, the Buyer shall not, and shall cause each of the Buyer's Group Companies not to engage, employ, solicit or contact with the view to his or her engagement or employment any of the Key Employees referred to in Schedule 6.1.10.

8.3.2 Conditional upon Closing, for a period of three years from the Closing Date, EQT Scandinavia Ltd. (and its directors and officers) shall not, and shall not cause any third party to, engage, employ, solicit or contact with the view to his or her engagement or employment any of the Key Employees referred to in
               Schedule 6.1.10.

8.3.3 Any breach of the restrictive covenant in this Clause 8.3 shall incur an obligation to pay to the non-breaching Party as liquidated damages an amount equal to DKK 1,000,000 (One million Danish Kroner) for each instance of violation.

               If the violation consists of the maintenance of a condition in contravention of the restrictive covenant (as notified by the non-breaching Party), a violation shall be deemed to exist for each calendar month in which the violation occurs.

               Payment of liquidated damages shall not cause clause 8.3 to cease to have effect.

8.3.4 The Buyer shall also pay liquidated damages to the Sellers in case of any non-compliance with this clause by any other Buyer's Group Company.

8.3.5 Any remedies available pursuant to this clause 8.3 in case of a breach by EQT Scandinavia Ltd. shall only be enforceable against EQT Scandinavia Ltd. without any liability for the Sellers.


9.             REMEDIES

9.1            General

9.1.1 The Parties - unless otherwise specifically set forth herein, the Sellers pro rata in proportion to their participation in the allocation of the Final Purchase Price - hereby undertake to indemnify each other for all Losses actually suffered by each other as a result of any breach of the representations and warranties of the Parties under this Agreement subject to the terms hereof.

9.1.2 In case of any Claims regarding any breach of clauses 6.1.1 a) (Authority) or 6.1.3 (Title to the Shares, the Treasury Shares etc.) which is duly notified to the Sellers and which is not remedied by the Sellers or mitigated by the Buyer as set forth in clause 9.7, the Buyer shall have the right to rescind this Agreement, in whole or in part.

9.1.3 In case of any Claims regarding any breach of clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification), 6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation) or 6.1.5 (Subsidiaries) duly notified to the

               Sellers prior to the seventh anniversary of the Closing, the Buyer shall - subject to the other terms of this Agreement - be entitled to be indemnified by the Sellers on a joint and several basis. However, each Seller shall not be liable towards the Buyer or otherwise be required to make any payment to the Buyer with respect to any such breach to the extent that the Seller's aggregate liability and the aggregate payments made on its behalf under this Agreement exceed the Seller's participation in the Final Purchase Price calculated on the basis of the principles set forth in Schedule 2.3.


9.1.4 In case of any Claims regarding any breach of clauses 6.1.1 a) (Authority) or 6.1.3 (Title to the Shares, the Treasury Shares etc.) duly notified to the Sellers on the seventh anniversary of the Closing Date or later, the Buyer shall - subject to the other terms of this Agreement - be entitled to be indemnified by the Sellers on a joint and several basis. However, each Selller shall bot be liable towards the Buyer or otherwise be required to make any payment to the Buyer with respect to any such beach to the extent that the Seller's aggregate liability and the aggregate payments made on its behalf under this agreement exceed the Seller's participation in the Final Purchase Price calculated on the basis of the principles set forth in Schedule 2.3.

9.2            Claims

9.2.1 In order to be valid, any claims made by the Buyer under this Agreement (herein referred to as a "Claim") shall be notified in writing to the Sellers as follows:

     1. Each Claim shall state its specific grounds and the estimated amount claimed and shall, to the extent available to the Buyer, be accompanied by all written documentation necessary to reasonably support the Claim,


     2. to the extent that the basis for the Claim falls within the subject matters of clauses


          3.3         (Joint taxation),
          3.4         (Division of Radiometer GmbH),
          8.3 a) - f) (Authority, Title, The SPG Companies, Share Capital,
                      Options and Other Rights and Constituent Documents),
          8.3 q)      (Environmental Matters), or
          12.6        (Liability for Taxes).

          of the Radiometer Agreement or other remedies are available to the Company under the Radiometer Agreement, the Claim shall be accompanied by evidence that the Company has timely given the relevant corresponding notice to Radiometer A/S of its claim under the Radiometer Agreement (Claim Notice), and

     3. each Claim shall be notified in writing by the Buyer to the Sellers no later than 45 days after the Buyer has become aware or ought to have become aware of all material circumstances giving rise to the Claim.

 9.2.2 Claims of a general nature which do not identify the grounds on which they are based or are not accompanied by the documentation set forth in 9.2.1.1 and 9.2.1.2 shall not be considered as valid under this Agreement. Furthermore, failure to give notice of any Claim within the time period specified in clause 9.2.1.3 shall automatically result in the Claim being forfeited by the Buyer.

               If the Sellers dispute a Claim notified by the Buyer under this Agreement, the Buyer shall request arbitration in accordance with clause 10.14 and serve its written complaint (in Danish "klageskrift") on the Sellers within 45 days after the Buyer has received notice that the Sellers dispute the Claim. The written complaint shall include the Buyer's statement of its Claim and all material arguments and documents supporting the Claim. Failure to observe the time limit set forth herein shall automatically result in the Claim being forfeited by the Buyer.

               The Parties shall use all reasonable efforts to ensure that the arbitration procedure shall progress as swiftly as possible and the award shall, to the extent possible, be made within 6 months of the notice of arbitration has been given.

 9.2.3 The Buyer shall not be entitled to make any Claims with respect to any breach of the Sellers' representations and warranties in
               Section 6 if, and to the extent, all material facts forming the basis for such Claims have been (1) fairly disclosed in the Due Diligence Documentation and in a reasonable manner, (2)
             disclosed fairly and in a reasonable manner in any other way by the Sellers or (3) otherwise within the Buyer's Knowledge as of the signing of this Agreement. Schedule 9.2.3 consist of the due
                                        --------------
             diligence reports prepared by the Buyer's advisors for the benefit of the Buyer. Such reports reflect Buyer's Knowledge, but the Sellers shall not in any way be prevented from or limited in establishing that Buyer's Knowledge comprises other information as well.

             This limitation of the Buyer's right to make Claims against the Sellers shall not apply (irrespective of any disclosure made) to Claims resulting from a breach of the Sellers' representations and warranties in clauses 6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.7 (Taxes), 6.1.8 c) - e) (Environmental issues),
             6.1.12 b) (Portuguese distributor) and 6.1.18 b) (Agreements allegedly in violation of competition rules).

     9.2.4 The Buyer shall not be entitled to any indemnification from the Sellers with respect to any Claim for Losses suffered as a consequence of any breach of clauses 6.1.8 c) - e) (Environmental issues) unless the Claim is

             1. caused by an order of a competent governmental authority made ex officio by such authority and provided that the order cannot be appealed,

             2. caused by a third party (a neighbour, an employee or another third party having a legally protected interest in making a claim against the Group in respect of environmental issues. (For the avoidance of doubt, third party shall not comprise the Buyer or any Group Company)), or is

             3. caused by any environmental remedial action necessary for the Group to carry on its business in the ordinary way, including by adding to or changing existing buildings.

     9.3     Dead-line for submission of Claims

     9.3.1 The Sellers shall have no liability under this Agreement with respect to any Claim notified to the Sellers subsequent to 18 months after the Closing Date, provided, however, that the Sellers shall be liable for any Claim resulting from a breach of

             1.  clauses 6.1.7 (Taxes), 6.1.8 c) - e) (Environmental issues) and
                 6.1.18 b) (Agreements allegedly in violation of competition rules), if such Claim has been duly notified to the Sellers prior to 60 months after the Closing Date (the fifth anniversary of the Closing Date).

             2. clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification), 6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation) and 6.1.5 (Subsidiaries) if such Claim has been duly notified to the Sellers prior to the seventh anniversary of the Closing Date unless set forth in clause 9.3.1.3.

             3. Clauses 6.1.1 a) (Authority) and 6.1.3 (Title to the Shares, the Treasury Shares etc.) without any limitation in time, provided that any such Claims shall be duly notified to the Sellers in accordance with clause 9.2.1 - 9.2.3.

     9.4 Third party claims, claims under the Radiometer Agreement and environmental claims

     9.4.1 In the event any third party asserts any claim, based on which a Claim is notified to the Sellers, the Sellers (acting as one party) shall have the right, at their election, risk and expense, to control the defence of such third party claim by giving notice within 30 days from the date of the Claim having been notified to the Sellers.

     9.4.2 The Buyer shall cause the relevant company within the Group to co-operate with the Sellers and with any counsel appointed by the Sellers. The Buyer shall cause that such third party claims and any counterclaims are not settled and that no liability is admitted without the prior written consent of the Sellers.

     9.4.3 The Sellers shall keep the Buyer informed in reasonable detail during the defence of any such third party claim.

     9.4.4 Without the prior consent of the Buyer, the Sellers shall not be entitled to enter into any settlement agreement with the third party in the name of the relevant Group Company nor to make any concessions on behalf of the latter company having a material impact (financial or otherwise) on the relevant Group Company. If the Buyer withholds its consent to a settlement proposal etc. submitted by the Sellers, the Buyer's Claim against the Sellers shall be reduced to the amount by which the Sellers would otherwise have been entitled to release themselves from the Buyer's Claim.

     9.4.5 Clause 9.4.1 - 9.4.4 shall apply mutatis mutandis to any potential claim by the Company against Radiometer A/S under the Radiometer Agreement in the sense that the Sellers shall have the right to control any such claim against Radiometer A/S, if a corresponding Claim is notified to the Sellers.

     9.4.6 In case of any Claim regarding environmental issues, the Sellers shall have the right to appoint the contractors who shall perform the remedial actions, if any.

     9.5     Losses

     9.5.1 Any Loss for which a Claim is notified to the Sellers shall be calculated subject to the following principles and otherwise in accordance with the laws and general rules of law of Denmark:

             1. Only Losses which have been effectively sustained by the Buyer, the Company or by any of the Subsidiaries shall qualify for indemnification;

             2. the effect of any realized Tax benefit or saving by the Buyer and the Group as a result of the Claim shall be deducted when calculating the Loss;

             3. the amount of any compensation or other recovery (including without limitation insurance proceeds (net of any insurance premiums paid on the relevant insurance after the Closing Date) and any payment by Radiometer A/S pursuant to the Radiometer Agreement) actually paid to or otherwise credited the Buyer, the Company and/or the Subsidiaries shall be deducted when calculating the Loss. If a Claim has been settled by the Sellers and the relevant company subsequently recovers any payment or compensation with respect to such Claim the Buyer shall pay to the Sellers the amount so recovered;

     4. the occurrence of or increase of a Loss being the direct consequence of any changed law or accounting principles adopted subsequent to the Closing Date shall be disregarded;

     5. the occurrence of or the increase of a Loss being the result of any omission to avoid or mitigate the Loss on the part of the Buyer, the Company and/or the Subsidiaries subsequent to the Closing Date shall be disregarded;

     6. no Loss has been suffered to the extent that a provision regarding the subject of the Claim has been made in the Consolidated 2000 Accounts or in the Draft Interim Accounts;

     7. any indemnification to be made by the Sellers shall equal the amount of the Loss actually sustained by the Company or by the Subsidiaries without taking into consideration any multiple based on price earnings or similar ratios;

     8. only direct Losses shall be eligible for indemnification by the Sellers;

             9. in calculating whether or not a Loss exceeds the thresholds in clause 9.6, Losses sustained in foreign currencies shall be converted into DKK at the time when the Losses have occurred (not the acts etc. causing the Losses);

             10. to the extent that a Loss that would otherwise have been claimable against the Sellers has been accounted for in favour of the Buyer when calculating the Final Purchase Price, such Loss shall be disregarded;

             11. Losses with respect to any breach of clause 6.1.8 c) - e) (Environmental issues) shall only be eligible for indemnification to the extent that the Loss is limited to (1) the remedial actions necessary to allow the Group to continue a business of the same nature as conducted as of the Closing Date, (2) the zoning status of the relevant contaminated premises as of the Closing Date and (3) any damages payable to any of the third parties referred to in clause 9.2.4;

             12. only Losses exceeding the threshold of DKK 350,000 set forth in clause 9.6.1.2 regarding individual Claims shall qualify for indemnification, but for the full amount (from the first Danish Krone).

     9.5.2 Any payment by the Sellers to the Buyer as a result of a Claim shall be regarded as a reduction of the Final Purchase Price (a Krone for Krone reduction of the Final Purchase Price).

     9.6     Principles for determining the indemnification

     9.6.1   The Sellers shall only be liable for indemnification provided that

             1. the aggregate Claims exceed DKK 7,500,000 (Seven million five hundred thousand Danish Kroner ), and then only for the portion of the aggregate Claims exceeding DKK 5,000,000 (Five million Danish Kroner) (a deductible), and

             2. only individual Claims exceeding DKK 350,000 (Three hundred and fifty thousand Danish Kroner) such as notified and calculated in accordance with the terms of this Agreement shall be considered when determining whether or not the threshold equal to DKK 7,500,000 is exceeded.

             The thresholds and the deductible set forth herein shall not apply to any Claims regarding the representations and warranties in clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification),
             6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation) and 6.1.5 (Subsidiaries), 6.1.7 (Taxes), 6.1.8 c)
             - e) (Environmental issues) and 6.1.18 b) (Agreements allegedly in violation of competition rules). Only the threshold set forth in clause 9.6.1.2 regarding individual Claims shall apply to any Claims regarding the representation and warranty in clause 6.1.12
             b) (Portuguese distributor).

     9.6.2 Except as set forth in this clause or in clause 9.6.3, the maximum aggregate indemnification claimable against the Sellers shall in no event exceed

     1. DKK (An amount equal to 20 percent of the Final Purchase Price, however, a minimum of DKK 160,000,000 ) in respect of Claims made prior to 18 months after the Closing Date,

     2. DKK (An amount equal to 7.5 percent of the Final Purchase Price, however, a minimum of DKK 60,000,000 ) in respect of Claims made during the period 18 months to a date prior to 36 months after the Closing Date,

     3. DKK (An amount equal to 5 percent of the Final Purchase Price, however, a minimum of DKK 40,000,000 ) in respect of Claims made during the period 36 months to a date prior to 48 months after the Closing Date,

     4. DKK (An amount equal to 2.5 percent of the Final Purchase Price, however, a minimum of DKK 20,000,000 ) in respect of Claims made during the period 48 months to a date prior to 60 months after the Closing Date.

     Irrespective of any release of funds from the Escrow Account, the maximum aggregate indemnification in case of any breach of clauses 6.1.7 (Taxes),
     6.1.8 c) - e) (Environmental issues) and 6.1.18 b) (Agreements allegedly in restraint of competition rules) shall remain DKK (An amount equal to 20 percent of the Final Purchase Price, however, a minimum of DKK 160,000,000) less the aggregate amounts of any other Claims settled in favour of the Buyer.

            For the avoidance of doubt the maxima are not cumulative and the Buyer shall not be entitled to any indemnification in excess of the amount, which at any point in time has not been released from the Escrow Account, unless otherwise set forth in clause 9.6.4.

     9.6.3 Clause 9.6.2 shall not apply to any Claims regarding any breach of clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification),
            6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation) and 6.1.5 (Subsidiaries) as such Claims and liability for the Sellers shall be limited as set forth in clauses
            9.1.3 and 9.1.4.

            As a consequence of the deductible equal to DKK 20,000,000 regarding the insurance referred to in clause 4.1.2.5, the Sellers undertake to ensure that at any time during 60 months after the Closing Date the Escrowed Amount as a minimum equals DKK 20,000,000, or if the insurance deductible becomes a lower amount then such lower amount. However, the Sellers shall not make any payment hereunder in excess of said deductible. In case the Sellers have to make any payment to the Escrow Account as a consequence hereof such payment shall only serve as security for payment of any breach of the Sellers representations and warranties in clauses 6.1.1 (Authority), 6.1.2 (Organisation and qualification), 6.1.3 (Title to the Shares, the Treasury Shares etc.), 6.1.4 (Capitalisation) and 6.1.5 (Subsidiaries). In case of any agreed breach or breach according to an Arbitrational Award pursuant to clause 10.14 regarding any of the latter five representations and warranties the Buyer shall be en-
             titled to enforce the part of its Claim that corresponds to the deductible under the insurance directly against the Sellers without having to make any Claim for payment under the Escrow Agreement. However, if the Buyer so choses, an amount equal to the amount paid into the Escrow Account under this clause 9.6.3 in order to make the Escrowed Amount equal DKK 20,000,000 shall be released in favour of the Sellers when payment of an amount equal thereto has been made in favour of the Buyer.

     9.6.4 The settlement by the Sellers of any Claim under this Agreement shall take place by way of a release of the relevant amount from the Escrow Account to the Buyer. To the extent the Claims referred to in clauses 9.1.3 and 9.1.4 or with respect to any breach of clauses 6.1.7 (Taxes), 6.1.8 c) - e) (Environmental issues) and
             6.1.18 b) (Agreements allegedly in restraint of competition rules) may not be satisfied by way of a release from the Escrow Account the excess shall be paid by the Sellers to the Buyer on the terms and subject to the limitations otherwise set forth herein.

     9.7     Mitigating matters

     9.7.1 The Buyer shall use all reasonable efforts to mitigate any Loss for which a Claim is notified to the Sellers and the Buyer shall cause that the Company and the Subsidiaries do the same, including by way of making and pursuing relevant claims under the Radiometer Agreement and by exercising any mandatory or other right of redemption in case of any lack of title to shares or other equity instruments.

     9.7.2 In the event of a Claim in respect of a matter which in the Sellers' reasonable opinion is capable of cure, the Sellers shall have the right, exercisable upon written notice to the Buyer, to attempt to cure within a reasonable period of time the matter resulting in the Claim.

     9.8     Exclusive remedies

     9.8.1 Except as specifically stated in this Agreement the Sellers do not make any representation nor give any warranty, express or implied, to the Buyer.

     9.8.2 Except as otherwise specifically provided for in this Agreement the remedies provided for in Section 9 shall be the exclusive remedies of the Buyer with respect to any breach of any representation or warranty made by the Sellers in this Agreement. In particular the Buyer hereby renounces any right that it may have, or subsequently acquire, under the laws of Denmark to otherwise rescind this Agreement or to claim a proportional reduction of the Purchase Price (in Danish "forholdsmaessigt afslag").

     9.8.3 Notwithstanding anything to the contrary herein, the provisions in this Section 9 limiting or reducing any of the Buyer's remedies otherwise available to the Buyer under Danish law shall not apply in any circumstance where the breach of a representation, warranty, covenant or agreement by the Sellers arises out of or as a result of fraud or wilful misrepresentation, wilful concealment, wilful misstatement or other similar conduct of the Sellers or of any of the Sellers' officers, directors or employees, but the exception set forth in this clause shall only apply to the Seller committing the fraud, the wilful misrepresentation, the wilful concealment, the wilful misstatement or the other similar conduct and to any other Seller being aware hereof at the time of signing of this Agreement.

     10.     OTHER PROVISIONS

     10.1    Entire Agreement

             This Agreement supersedes any oral or prior written agreement or understanding between the Parties, undertaking, representation and warranty of any kind with respect to all matters referred to in this Agreement.

     10.2    Confidentiality

     10.2.1 Information acquired by the Parties regarding each other or regarding any Group Company in connection with the negotiations for, entering into, and the consummation of this Agreement shall be deemed to be confidential information, which the Parties are, without limit of time, not entitled to use or pass on to any third party except

             1.  with prior written consent of the other Party;

             2. as may be required by law, applicable accounting or stock exchange regulations (in accordance with the Buyer's normal practices) or order of a court of competent jurisdiction or required to fulfil the conditions precedent of this Agreement; and

          3. to its auditors, legal counsel and other advisors who are required by law or written agreement to observe secrecy.

          Any disclosure pursuant to clause 10.2.1.2 requires prior notice to and consultation with the other Party.

          Upon Closing the Confidentiality Undertaking executed by the Buyer with respect to the transaction contemplated by this Agreement shall cease to have effect and the Sellers waive all claims against the Buyer under such undertaking. The wording set forth below in this clause is a consequence of such termination.

          Except as otherwise set forth in this Agreement, neither EQT Scandinavia Ltd., Downer & Company, any of the Sellers' other advisors or consultants (including, but not limited to, KPMG C. Jespersen and Kromann Reumert) nor the Sellers shall be deemed to have made any representation or warranty as to the accuracy or completeness of the Due Diligence Documentation or any other information furnished to the Buyer. Moreover, except as otherwise set forth in this Agreement, EQT Scandinavia Ltd., Downer & Company, any of the Sellers' other advisors or consultants (including, but not limited to, KPMG C. Jespersen and Kromann Reumert) and their respective directors, officers, employees and agents and the Sellers and their respective directors, officers, employees and agents shall not have any liability towards the Buyer or any of the Buyer's representatives, advisors or consultants arising from any use of the Due Diligence Documentation or any other information furnished to the Buyer, its representatives, advisors or consultants. The waiver set forth herein shall not apply in case of any fraud, wilful misrepresentation, wilful concealment, wilful misstatement or other similar conduct.

     10.2.2 For purpose of this clause, the requirement as to observe confidentiality shall not apply to any information which

             1. was available to the general public at the time of its disclosure;

             2. becomes available to the general public other than as a result of any non-compliance with this clause;

             3. is provided to the disclosing Party by a third party who is lawfully in possession of such information and who has a lawful right to disclose it;

             4. was in the possession of the disclosing Party at the time of the execution of the Confidentiality Undertaking by the Buyer regarding the transaction contemplated by this Agreement; or

             5.  was independently developed by the disclosing Party.

     10.2.3 Each Party shall cause its respective employees, agents and representatives not to disclose to any third party or to use or exploit for any purpose whatso-

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

             ever any such information which the Party itself is prohibited from disclosing or using pursuant to this clause 10.2.

     10.3    Publicity

     10.3.1 The Parties will each prepare a press release. Said press releases shall be released to their addressees upon fulfilment (or waiver) of the conditions precedent in clauses 4.1.1.4 and 4.1.2.4 (Board approval) and subject to prior co-ordination between the Parties.

     10.3.2 The Parties agree that the terms and conditions of this Agreement shall not be made public except as may be required by applicable law or regulation, including stock exchange regulations of the exchange upon which their securities are traded in which case the Parties shall seek to agree on the wording of any such releases, but failing such agreement the Buyer shall be entitled to make the announcement so required.

10.4           Severalibility

10.4.1 This Agreement shall be interpreted insofar as possible in accordance with the laws of Denmark. Should one or more of the provisions of this Agreement cease to apply or be modified as a result of invalidity, voidability or for other reason this shall not affect the validity of the remaining provisions of this Agreement.

10.4.2 If one or more of the provisions of this Agreement are held to be contrary to the rules of the laws of Denmark or the laws of any jurisdiction which cannot be dispensed with by agreement, the Parties agree that the provision(s) shall be modified and shall apply with such contents as may be validly agreed and that the remaining provisions of this Agreement shall still be applicable.

10.5           Notices and process agent

10.5.1 All the notices, including service of process, between the Parties concerning matters arising out of this Agreement shall be sent by ordinary post or fax and be confirmed by registered letter within 48 hours after transmission to the following addresses unless these are changed to another address with a notice of at least 5 days:

           For the Sellers:                     EQT Scandinavia Ltd.
                                                Att.: David Jeffreys, Director
                                                 PO Box 626
                                                National Westminster House
                                                Le Truchot
                                                St Peter Port
                                                Guernsey
                                                Channel Islands
                                                GY1 4PW
                                                Fax (+44) 1481 728493

           with a copy to:                      EQT Partners A/S
                                                Att.: Bjorn Hoi Jensen, Partner
                                                Gronningen 15
                                                1270 Copenhagen K
                                                Fax (+45) 33 12 18 36

           For the Buyer:                       Roper Industries, Inc.
                                                Shan Cronk, Vice President and
                                                General Counsel
                                                160 Ben Burton Drive
                                                Bogart, GA 30622
                                                United States of America
                                                Fax (+1) 706 353 6496

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

   10.5.2 In all matters arising out of this Agreement, the Sellers shall vis-a-vis the Buyer act as one party and shall appoint one legal advisor to represent all of the Sellers in any dispute involving the Buyer, except that any Seller having a conflict of interest with one or more of the other Sellers in such dispute may elect its own legal advisor. The Sellers have hereby appointed EQT Scandinavia Ltd. as their representative under this Agreement vis-a-vis the Buyer.

   10.6        Binding effect and no assignment

   10.6.1 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors.

   10.6.2 This Agreement may not be assigned in whole or in part by any Party without the consent of the other Party or by operation of law.

   10.7        Expenses

               Each Party shall bear the fees and other expenses payable to its own advisors incurred in connection with negotiating, delivering and consummating this Agreement. The Sellers shall pay the fees and expenses payable to (1) Downer & Company, (2) KPMG C. Jespersen and (3) Kromann Reumert incurred by the Sellers and/or any Group Company in relation to the preparation, negotiation and consummation of this Agreement. The Buyer shall pay the fees and ex-

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
               penses payable to the auditors auditing the Closing Statement as set forth in clause 3.1.

   10.8        Waiver and amendments

               This Agreement may be amended and the terms hereof may be waived only by written instrument signed by the Parties or in the case of a waiver, by the Party waiving its rights under this Agreement.

   10.9        Headings

               The headings inserted are for convenience and reference only and shall not be used to construe or interpret this Agreement.

   10.10       Interpretation

               The Parties have participated jointly in the negotiation and drafting of this Agreement and the Schedules hereto. In the event of any ambiguity or question of intent or interpretation arises, this Agreement and any of the Schedules hereto shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement or any of the Schedules hereto.

   10.11    Survival

            Sections 10 (Other Provisions) and clauses 4.2 (Consequences of the conditions precedent) 6.1.1 and 7.1.1 (Authority), 6.1.2 and 7.1.2 (Organisation and qualification), 8.3 (Restrictive covenant) and 9.8 (Exclusive remedies) shall survive termination of this Agreement irrespective of the cause of such termination.

   10.12    Exclusivity

            Effective as from signing of this Agreement and until the termination of this Agreement, irrespective of the cause of such termination, the Sellers agree not actively to pursue, including by way of (re)initiating or continuing negotiations with any other potential buyer of the Shares or the shares in any of the Subsidiaries, or to sign any other agreement with any third party regarding a sale of the Shares or the shares in any of the Subsidiaries. In case of any breach hereof resulting in the Agreement being terminated by either Party, the Sellers agree to pay to the Buyer an amount equal to USD 2,500,000 (Two million five hundred thousand Dollars of the United States of America) with addition of any costs and fees payable to the Buyer's external advisors with respect to services rendered to the Buyer subsequent to signing of this Agreement pertaining to its consummation.

   10.13    Release and waiver

            Conditional upon Closing the Sellers hereby release the Group from any and all claims that the Sellers may hold at the Closing Date against the Group in their capacity as (former) shareholders or holders of any other equity interests in the Company.

  10.14     Governing law and arbitration

  10.14.1 This Agreement and any dispute or claim arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Denmark.

  10.14.2 With exception of any dispute to be finally resolved in accordance with Section 3, any dispute or claim arising out of or in connection with this Agreement shall be finally settled in accordance with the "Rules of procedure of the Danish Institute of Arbitration (Copenhagen Arbitration)".

            The Court of Arbitration shall be composed of three arbitrators. The Buyer and the Sellers (jointly) shall each appoint one arbitrator and the Copenhagen Arbitration shall appoint the third arbitrator who shall be the chairman of the Court of Arbitration. If a Party has not appointed an arbitrator within 30 days of having requested or received notice of the arbitration, such arbitrator shall be appointed by the Copenhagen Arbitration.

            The place of arbitration shall be Copenhagen.

            The language of the arbitration shall be English.

            The Court of Arbitration shall award the Parties legal costs and divide the costs payable to the Court of Arbitration in proportion to the Court of Arbitration ruling in favour of the claims and statements made by the Parties.

    10.15   Schedules

            Schedule      0.1:     Direct investors and limited partnerships.
            Schedule      0.2:     The Management Shareholders.
            Schedule      0.3:     Consolidated 2000 Accounts.
            Schedule 0.4: Principles for calculating the Consolidated Interest Bearing Net Debt.
            Schedule      0.5:     Draft Interim Accounts.
            Schedule      0.6:     Due Diligence Documentation.
            Schedule      0.7:     Sellers' Knowledge.
            Schedule      0.8:     Buyer's Knowledge.
            Schedule 0.9: Management Subscription Rights and division of Shares.
            Schedule 0.10: Definition of Material Adverse Effect (as used in Section 4).
            Schedule      0.11:    Radiometer Agreement.
            Schedule      0.12:    Subsidiaries.
            Schedule      0.13:    Treasury Subscription Rights.
            Schedule      0.14:    Principles for calculating the Working
                                   Capital.

            Schedule 2.3: Allocation principles and calculation of the Estimated Purchase Price.
            Schedule      2.4:       Comfort Letter.
            Schedule    5.2.9:       Legal opinion forms
            Schedule      5.3:       Escrow Agreement.
            Schedule    6.1.4:       Minutes of extraordinary meeting of
                                     shareholders.
            Schedule    6.1.9:       Registered intellectual property rights.
            Schedule   6.1.10:       Key employees.
            Schedule   6.1.11:       Insurance policies.
            Schedule   6.1.18:       Agreements restricting competition.
            Schedule    8.1.2:       US lease.
            Schedule    8.1.3:       Access to the Group pending Closing.
            Schedule    9.2.3:       Due diligence reports.

   10.16    Signatures

            This Agreement has been executed in three original copies and one copy has been given to each of the Buyer, EQT and the Management Shareholders.

                              Copenhagen, 9 July 2001

           For Roper Industries Inc.:         On behalf of the direct investors
                                              and the limited partnerships set
                                              forth in Schedule 0.1: For EQT
                                              Scandinavia Ltd.:


           ---------------------------------  ---------------------------------

           On behalf of the Management Shareholders set forth below and in
           Schedule 0.2 (according to power of attorney:

            -------------------------------    -------------------------------
                     Klaus Kisboll                      Steen Jensen


            -------------------------------    -------------------------------
                    Anders Eskling                      Russel Owens

           -------------------------------     -------------------------------
                   Satoshi Hidaka                        Emeric Dubar


           -------------------------------     -------------------------------
                   Morten Damgaard                       Chris Sopko


           -------------------------------     -------------------------------
                    Steve Glancy                         John McEwan


           -------------------------------     -------------------------------
                   David Humphries                      Alan McWilliam


           -------------------------------     -------------------------------
                     Stuart Bain                        Anne Pedersen


           -------------------------------     -------------------------------
                 Erik Hjarner Olsen                    Michael Merrild

         -------------------------------      -------------------------------
                 Bente Freiberg                         R. Sakamoto


         -------------------------------      -------------------------------
                   T. Hayafune                         Per Buus 0ding


         -------------------------------      -------------------------------
              Flemming Thue Hansen                    Michael Ruckert


         -------------------------------      -------------------------------
                 Steen Jorgensen                       F. Ischiguchi


         -------------------------------      -------------------------------
       Susumu Tada (No. 31 in Schedule 0.2)  Yoshio Ito (No. 32 in Schedule 0.2)


         -------------------------------      -------------------------------
                   J. Fushiki                           Jorgen Voss

           -------------------------------     -------------------------------
                   Bertil Eriksson                   Jorgen Mads Clausen


           -------------------------------     -------------------------------
                    Stig Stendahl                       John Hestehave


           -------------------------------     -------------------------------
                   Knud Foldschack                      Ulrich Mannes


           -------------------------------     -------------------------------
                Arne Moller Sorensen                   Michael Sorensen


           -------------------------------
                   Keith Torrance

STRICTLY CONFIDENTIAL

DRAFT

12/12/2001





ADDENDUM 1



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 1

to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers cf. clauses 4.1.1.5,
4.1.2.5 and 5.2.10 of the Agreement (the Sellers' Insurance) have been more time consuming than originally anticipated and as the Sellers have agreed, at their own cost, to arrange for an insurance being taken out by the Buyer regarding any losses arising from the insurers of the Sellers' Insurance declining a claim because of a situation comprised by Exclusion 1 (regarding fraud etc.) of the Sellers' Insurance, the Parties have agreed to amend the dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and
4.1.2.5 (Insurance) from 3 August 2001 at the latest to 10 August 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.

                                1 September 2001

For Roper Industries, Inc.:      On behalf of the direct investors and limited
                                 partnerships set forth in Schedule 0.1 of the Agreement.
                                 For EQT Scandinavia Ltd.:


-------------------------------  -----------------------------------------------

                  On behalf of the Management Shareholders set
                     forth in Schedule 0.2 of the Agreement:



                        --------------------------------
                                 John Hestehave
                         According to power of attorney

STRICTLY CONFIDENTIAL

DRAFT

12/12/2001



ADDENDUM 2



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 2

to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers and the Buyer (at the Sellers' cost) cf. clauses 4.1.1.5, 4.1.2.5 and 5.2.10 of the Agreement as amended by Addendum 1 have been more time consuming than anticipated by the Parties when executing Addendum 1 to the Agreement, the Parties have agreed to amend the revised dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and 4.1.2.5 (Insurance) from 10 August 2001 at the latest to 17 August 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.


                                9 September 2001

For Roper Industries, Inc.:        On behalf of the direct investors and limited
                                   partnerships set forth in Schedule 0.1 of the Agreement.
                                   For EQT Scandinavia Ltd.:


--------------------------------   ---------------------------------------------

                  On behalf of the Management Shareholders set
                     forth in Schedule 0.2 of the Agreement:



                        --------------------------------
                                 John Hestehave
                         According to power of attorney

STRICTLY CONFIDENTIAL





ADDENDUM 3



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 3

to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers and the Buyer (at the Sellers' cost) cf. clauses 4.1.1.5, 4.1.2.5 and 5.2.10 of the Agreement as amended by Addendums 1 and 2 have been more time consuming than anticipated by the Parties when executing Addendum 1 and 2 to the Agreement, the Parties have agreed to amend the revised dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and 4.1.2.5 (Insurance) from 17 August 2001 at the latest to 24 August 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.


                                 17 August 2001

For Roper Industries, Inc.:        On behalf of the direct investors and limited
                                   partnerships set forth in Schedule 0.1 of the Agreement.
                                   For EQT Scandinavia Ltd.:



--------------------------------   ----------------------------------------

                    On behalf of the Management Shareholders
                   set forth in Schedule 0.2 of the Agreement:




                        --------------------------------
                                 John Hestehave
                         According to power of attorney

STRICTLY CONFIDENTIAL


ADDENDUM 4



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 4

to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers and the Buyer (at the Sellers' cost) cf. clauses 4.1.1.5, 4.1.2.5 and 5.2.10 of the Agreement as amended by Addenda 1, 2 and 3 have been more time consuming than anticipated by the Parties when executing Addenda 1, 2 and 3 to the Agreement, the Parties have agreed to amend the revised dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and 4.1.2.5 (Insurance) from 24 August 2001 at the latest to 29 August 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.


                                 23 August 2001

For Roper Industries, Inc.:       On behalf of the direct investors and limited
                                  partnerships set forth in Schedule 0.1 of the Agreement.
                                  For EQT Scandinavia Ltd.:


-------------------------------   ----------------------------------------

                  On behalf of the Management Shareholders set
                     forth in Schedule 0.2 of the Agreement:



                        --------------------------------
                                 John Hestehave
                         According to power of attorney

STRICTLY CONFIDENTIAL



ADDENDUM 5 - EXTENSION OF TIME LIMIT





to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 5


to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers and the Buyer (at the Sellers' cost) cf. clauses 4.1.1.5, 4.1.2.5 and 5.2.10 of the Agreement as amended by Addenda 1 - 4 have been more time consuming than anticipated by the Parties when executing Addenda 1 - 4 to the Agreement, the Parties have agreed to amend the revised dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and 4.1.2.5 (Insurance) from 29 August 2001 at the latest to 31 August 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.

                                     29 August 2001

For Roper Industries, Inc.:                   On behalf of the direct investors
                                              and limited partnerships set forth
                                              in Schedule 0.1 of the Agreement.
                                              For EQT Scandinavia Ltd.:




___________________________________      _______________________________________



                    On behalf of the Management Shareholders
                   set forth in Schedule 0.2 of the Agreement:




                         ______________________________

                                 John Hestehave
                         According to power of attorney

STRICTLY CONFIDENTIAL




ADDENDUM 5A - EXTENSION OF TIME LIMIT




to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 5A


to


the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum.

As the process of obtaining and agreeing on the material terms and conditions of the insurance policies to be taken out by the Sellers and the Buyer (at the Sellers' cost) cf. clauses 4.1.1.5, 4.1.2.5 and 5.2.10 of the Agreement as amended by Addenda 1 - 5 have been more time consuming than anticipated by the Parties when executing Addenda 1 - 5 to the Agreement, the Parties have agreed to amend the revised dead-line in clause 4.6 of the Agreement regarding the conditions precedent in clauses 4.1.1.5 and 4.1.2.5 (Insurance) from 31 August 2001 at the latest to 4 September 2001 at the latest.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.

                                 31 August 2001

For Roper Industries, Inc.:        On behalf of the direct investors and limited
                                   partnerships set forth in Schedule 0.1 of the Agreement.
                                   For EQT Scandinavia Ltd.:




-------------------------------    ----------------------------------------


                  On behalf of the Management Shareholders set
                     forth in Schedule 0.2 of the Agreement:




                        --------------------------------
                                  Steen Jensen
                         According to power of attorney

STRICTLY CONFIDENTIAL



12 DECEMBER 2001


ADDENDUM 6



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 6

to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S (the "Agreement").

Terms defined in the Agreement shall have the same meaning when used in this Addendum 6 (the "Addendum").

Attached to the Agreement as Schedule 0.1 is a list of the direct investors and limited partnerships of which EQT Scandinavia Ltd. is the investment manager and general partner, respectively. Due to the fact that some of the direct investors and limited partnerships have changed their names, attached to this Addendum is a revised Schedule 0.1 comparing the former and the present names of the direct investors and limited partnerships. Said revised Schedule 0.1 shall as of signing of this Addendum replace Schedule 0.1 of the Agreement to the effect that each of the Sellers referred to either under its former or present name shall be deemed to be included in the definition of Sellers.

For the avoidance of doubt and for clarification purposes only EQT Scandinavia Ltd. has below outlined the background for each of the changes to the names of the direct investors and limited partnerships as listed in Schedule 0.1 to this Addendum.

1.     SCANDINAVIAN EQUITY PARTNERS LP I - EQT SCANDINAVIA I LP

       Scandinavian Equity Partners LP I has changed its name to EQT Scandinavia I LP.

2.     SCANDINAVIAN EQUITY PARTNERS LP II - EQT SCANDINAVIA I LP II

       Scandinavian Equity Partners LP II has changed its name to EQT Scandinavia I LP II.

3.     SE-BANKEN FONDER AB - SEB LUX (F) - VARLDENFOND

       The Shares registered as held by S-E Banken Fonder AB were actually subscribed for by S-E Banken Fonder AB on behalf of S-E Bankens Varldenfond. Thus, the latter should have been registered as shareholder of said Shares. S-E Bankens Varldenfond is a misspelling of S-E Banken Fund Varlden. S-E Banken Fund Varlden has changed its name to SEB Lux (F)
       - Varldenfond.

4.     SE-BANKEN FUND VARLDEN - SEB LUX (F) - VARLDENFOND

       S-E Banken Fund Varlden has changed its name to SEB Lux (F) -
       Varldenfond.

5.     ALMANNE PENSIONSFONDEN, FJARDE FONDSST - FJARDE AP-FONDEN

       Allmanne Pensionsfonden, Fjarde Fondsstyrelsen has changed its name to Fjarde AP-fonden.

6.     UNI STOREBRAND LIVSFORSIKRING A/S - STOREBRAND KAPITALFORVALTNING AS

       UNI Storebrand Livsforsikring A/S has changed its name to Storebrand Livsforsikring AS.

7.     FORENINGSBANKEN ALLEMANDSFOND I AND II - ROBUR ALLEMANDSFOND V

       Foreningsbanken Allemandsfond I and II have merged and the new name of the merged entity is Roburs Allemandsfond V.

8.     BG BANK A/S - DANSKE BANK A/S

       BG Bank A/S has merged with Danske Bank A/S with Danske Bank A/S as the continuing company.

9.     FORENINGSBANKEN FORSAKRING LIVSFORS. AB - LRF FORSAKRING
       LIVSFORSAKRINGSAKTIEBOLAG

       Foreningsbanken Forsakring Livforsakringsaktiebolag has changed its name to LRF Forsakring Livforsakringsaktiebolag.

10.    ANDERS WIBOM - HANS WIBOM

       Hans Wibom subscribed for nominal DKK 16.500 Shares in Struers Holding A/S. Thus, the registration of Anders Wibom as the shareholder of said Shares is due to a mistake.

11.    SIV BRANNSTROM - SIV LUNDBERG

       Siv Brannstrom has changed her name to Siv Lundberg.

12.    SCANDINAVIAN EQUITY PARTNERS LIMITED - EQT SCANDINAVIA LTD.

       Scandinavian Equity Partners Limited has changed its name to EQT Scandinavia Ltd.

The Sellers shall cause the register of shareholders of the Company being amended prior to Closing to reflect the changes set forth in 1 - 12 above and shall cause EQT Scandinavia Ltd. to amend its list of direct shareholders who holds shares in the Company in accordance with 3 - 12 above (the "List").

The Sellers shall cause fax copies of revised legal opinions rendered by Ozannes and SJ Berwin, respectively, to be delivered to the Buyer prior to Closing and such legal opinions shall include and be based upon the List. Original copies of said legal opinions shall be delivered by the Sellers to the Buyer no later than 7 September 2001.

The other terms and conditions of the Agreement shall remain unaltered.

Each of the Parties shall sign this Addendum and transmit such signed document by fax to the other Parties (or their Danish counsels) as evidence of its acceptance of the terms set forth herein.

                                 31 August 2001

For Roper Industries, Inc.:        On behalf of the direct investors and limited
                                   partnerships set forth in Schedule 0.1.
                                   For EQT Scandinavia Ltd.:



-------------------------------    ---------------------------------------------

                    On behalf of the Management Shareholders

                   set forth in Schedule 0.2 of the Agreement:

                        --------------------------------
                                  Steen Jensen

                         According to power of attorney

STRICTLY CONFIDENTIAL


31-08-01


ADDENDUM 7


to the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S

ADDENDUM 7

BETWEEN EQT Scandinavia Limited acting as the investment manager for the group of direct investors and as the general partner for the limited partnerships set forth in Schedule 0.1 (the direct
                                                        ------------
                  investors and the limited partnerships are hereinafter jointly referred to as "EQT"),

                  the persons set forth in Schedule 0.2 (hereinafter jointly
                                           ------------
                  referred to as the "Management Shareholders"),

                  Roper Industries, Inc.
                  (IRS employer identification No. 51-026 3969),
                  160 Ben Burton Drive
                  Bogart, GA 30622
                  United States of America
                  (hereinafter referred to as "Roper")


AND               JUT NR. 2192 ApS changing its name to
                  Roper Industries Denmark ApS
                  (CVR-No. 26 13 25 76)
                  Valhojs Alle 176
                  2610 Roedovre

                  Denmark
                  (hereinafter referred to as "NewCo")

to the Share Sale and Purchase Agreement dated 9 July 2001 between EQT, the Management Shareholders and Roper regarding Struers Holding A/S.

WITNESSETH, that

WHEREAS, EQT, the Management Shareholders and Roper have entered into a Share Sale and Purchase Agreement which Agreement contemplates the purchase by Roper of the Shares and Management Subscription Rights issued by Struers Holding A/S subsequent to the satisfaction or waiver of the conditions precedent set forth in the Agreement;

WHEREAS, prior to the satisfaction or waiver of all the conditions precedent to Closing, Roper has requested that Roper is substituted by NewCo as the Buyer of the Shares and Management Subscription Rights;

WHEREAS, NewCo is a private limited Company (in Danish "Anpartsselskab") incorporated under the laws of Denmark with its registered address at Valhojs Alle 176, 2610 Roedovre, Denmark;

WHEREAS, Roper owns directly the entire issued and outstanding share capital in NewCo, which share capital represents all the equity interests in NewCo, and Roper has the right to elect the sole manager (no board of directors are elected) of NewCo;

WHEREAS, the Parties and NewCo have agreed to substitute NewCo for Roper as Buyer under the Agreement upon the terms set forth herein;

NOW, THEREFORE, on the basis of the representations, warranties, Guarantee, Indemnity and agreements contained in this Addendum, it is hereby agreed as follows:

DEFINITIONS

For the purpose of this Addendum, unless the context otherwise requires, terms defined in the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S shall have the same meaning when used in this Addendum and the term

"Addendum" means this Addendum 7 including all the Schedules hereto;

"Agreement" means the Share Sale and Purchase Agreement dated 9 July 2001 between EQT, the Management Shareholders and Roper as well as all Schedules thereto, including the final Escrow Agreement, and any and all amendments thereof whether present or future;

"Claim" shall have the meaning set forth in clause 3.5;

"Guarantee" shall have the meaning set forth in clause 3.1;

"Guaranteed Obligations" shall have the meaning set forth in clause 3.1;

"Indemnity" shall have the meaning set forth in clause 3.2;

"Indemnified Obligations" shall have the meaning set forth in clause 3.2.

Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, and references to natural persons shall include corporate entities and bodies.

1.     CHANGE OF THE IDENTITY OF BUYER

1.1 Effective as from the signing of this Addendum and subject to the terms hereof, NewCo shall replace Roper as Buyer under the Agreement with the intention and effect that NewCo shall be, and shall have all the rights and all of the obligations and liabilities of, the Buyer under the Agreement subject to the terms thereof.

1.2    For purposes of this Addendum and the Agreement

       1. any investigations, actions, doings and amendments performed or made by Roper or on its behalf, including, but not limited to, the due diligence review of the Group and the participation in the management presentations, and meetings with the management and auditors of the Group,

       2.  any omissions committed or waivers made by Roper or on its behalf,

       3.  any Knowledge of or disclosure to Roper, and

            4. any breach by Roper of any of its obligations, representations and warranties, covenants and agreements under the Agreement,

            regarding the preparation, negotiation, execution and planned consummation of the Agreement shall be regarded as done, committed or omitted to be done by NewCo as well and to be within the Knowledge of and disclosed to NewCo as well, as applicable.

1.3 Roper's representations and warranties set forth in Section 7 of the Agreement such as made as of the signing of the Agreement shall still be regarded as made by Roper in favour of the Sellers and the Sellers shall still be entitled to exercise any and all remedies under the Agreement against Roper with respect to said representations and warranties, as if NewCo had not replaced Roper as the Buyer.

1.4 Roper shall continue to be bound by the terms and obligations of the following clauses of the Agreement:

            8.2        (Further assurances),
            8.3.1      (Restrictive covenant),
            9.1.1      (General remedies),
            10.2       (Confidentiality),
            10.3       (Publicity),
            10.4       (Severability),
            10.5       (Notices and process agent),
            10.7       (Expenses),

            10.9       (Headings),
            10.10      (Interpretation),
            10.11      (Survival), and
            10.14      (Governing law and arbitration).

            Said clauses shall also apply to NewCo as the Buyer under the Agreement.

1.5 Roper shall remain liable towards the Sellers for any and all breaches of its obligations under the Agreement committed prior to the signing of this Addendum.

1.6 This Addendum is not intended to, nor shall it result in, any increase or amendment of the Sellers' obligations, liabilities, representations and warranties or covenants made to the Buyer under the Agreement.

2.          REPRESENTATIONS AND WARRANTIES OF ROPER AND NEWCO

2.1 Effective as of the signing of this Addendum and effective as of Closing as well Roper and NewCo - jointly and severally - make the following representations and warranties in favour of the Buyer:

2.1.1       Authority

            a) The execution and delivery of this Addendum, including the Guarantee and Indemnity provided herein, as well as the consummation of the transactions contemplated hereby and by the Agreement have been duly authorised by the board of directors of Roper, by the management of NewCo as well as by an extraordinary meeting of shareholders in NewCo, and no other corporate proceedings on the part of Roper or NewCo will be necessary to authorise this Addendum or to consummate the transaction contemplated hereby and by the Agreement.

b) This Addendum, including the Guarantee and Indemnity provided herein, and the Agreement constitute valid and binding obligations of Roper and of NewCo enforceable against Roper and NewCo in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws which affect the enforcement of creditors' rights in general.

c) There are no actions, claims or other proceedings or investigations pending or threatened against or involving Roper or NewCo, which, individually or in the aggregate, will prevent Roper and NewCo from consummating the transactions contemplated by this Addendum and by the Agreement or affect the validity or enforceability of this Addendum, including the Guarantee and Indemnity provided herein, and the Agreement.

d) There is no consent, approval or license from or any filing with or notice to any governmental or other public authority or any other third party necessary or required on the basis of the status or circumstances of Roper, NewCo and the Group for the execution and consummation of this Addendum, including the Guarantee and Indemnity provided herein, and the transactions contemplated hereby and by the Agreement.

        e) The execution, delivery and performance of the Guarantee and the Indemnity by Roper do not violate any applicable law or regulations existing at the date of signing of this Addendum or any provision of the articles of incorporation or the by-laws of Roper or any provision of any charge, deed, contract or other instrument to which it is a party or which is binding upon it or its assets.

2.1.2  Organisation and qualification

        a) NewCo is a company duly organised, validly existing and in good standing under the laws of Denmark with all requisite corporate power and authority to enter into this Addendum and to perform its obligations hereunder and under the Agreement.

        b) Roper is the legal and beneficial owner of the entire issued and outstanding share capital in NewCo, which share capital represents all the equity interests in NewCo, and Roper has the right to elect the sole manager (no board of directors are elected) of NewCo.

        c)      Schedule 2.1.2 contains a true, correct and complete copy of
                --------------
                NewCo's Articles of Association as well as of a copy of the current extract from the Danish Commerce and Companies Agency and there are no report-able corporate changes regarding NewCo that has not yet been registered with the Danish Commerce and Companies Agency.

2.2 Roper and NewCo - jointly and severally - hereby undertake to indemnify the Sellers for all Losses actually suffered by the Sellers as a result of any breach of the representations and warranties of Roper and NewCo under this Addendum.

3.          GUARANTEE AND INDEMNITY

3.1         Separate guarantee

            Roper hereby unconditionally and irrevocably guarantees to the Sellers, as primary obligor and as for its own debt (in Danish "selvskyldnerkaution"), the due, full and punctual performance of all NewCo's present and future obligations, including, but not limited to payment obligations, and liabilities, representations and warranties, covenants and agreements under this Addendum and as Buyer under the Agreement in accordance with the terms thereof and all claims for damages, costs and expenses and other remedies in respect of any breach by NewCo thereunder (herein referred to as the "Guaranteed Obligations") (Roper's obligations under this clause 3.1 are herein referred to as the "Guarantee").

            For the avoidance of doubt, the obligations, liabilities, representations and warranties, covenants and agreements of NewCo as Buyer under the Agreement, such as guaranteed by Roper hereunder, shall be as set forth in the

            Agreement and NewCo shall have all the rights, defences and remedies towards the Sellers as Buyer under the Agreement as are stipulated in the Agreement and as guarantor under the Guarantee Roper shall have the right to invoke such rights, defences and remedies (on behalf of NewCo and subject to the terms of the Agreement) as defence against any Claim under the Guarantee by the Sellers, unless otherwise specifically set forth in this Addendum.

3.2         Separate indemnity

            Roper hereby unconditionally and irrevocably undertakes to indemnify and hold harmless the Sellers from any and all present and future costs, expenses, claims, damages, liabilities, obligations, Losses and Taxes resulting from or caused by this Addendum or by the substitution of Roper with NewCo as Buyer under the Agreement, but only to the extent that such costs, expenses, claims, damages, liabilities, obligations, Losses and Taxes would not have occurred had this Addendum not been executed by the Parties and NewCo (herein referred to as the "Indemnified Obligations") (Roper's obligations hereunder are herein referred to as the "Indemnity").

3.3         Performance and payments

3.3.1 Roper, immediately upon the Sellers' first written demand, shall (1) perform or pay to the Sellers, as applicable, such of the Guaranteed Obligations as have, at the date of such demand, become due and payable or are otherwise to be performed by NewCo under the Agreement and which have not been timely paid or performed and shall (2) indemnify and hold harmless the Sellers from such Indemnified Obligations as have, at the date of such demand, been raised against, become payable by or otherwise occurred by the Sellers.

3.3.2 The Sellers are entitled to make one or more (without limitation as to number) demands under the Guarantee and under the Indemnity.

3.3.3 All payments by Roper under the Guarantee and/or the Indemnity shall be made in full without any set-off, counterclaim or other deduction or withholding of any kind, unless such set-off, counterclaim or other deduction is made with respect to a connected claim (in Danish "et konnekst krav") and then only to the extent that the ordinary Danish principles regarding set-off are complied with.

3.4         No discharge etc.

3.4.1       The Guarantee and Indemnity shall not be discharged or affected by

            1. any total or partial invalidity or unenforceability of the obligations and liabilities of NewCo or any other person under the Agreement or any document or agreement relating thereto,

            2. any default by NewCo or any other person under the Agreement or any document or agreement relating thereto including, but not limited to, any shortfall in payments from or lack of performance by NewCo,

3. any granting of time or other indulgences or without limitation any extension, renewal, acceptance, forbearance or release in respect of any liabilities or obligations under the Agreement or any document or agreement relating thereto,

4.     any waiver or release of any right of the Sellers, NewCo and/or Roper,

5. any modification or extension of or variation to the terms of the Agreement or any document or agreement relating thereto,

6.     any transfer or assignment of rights and obligations under the Agreement,

7. any corporate reorganisation, reconstruction, dissolution, merger, acquisition or by any other alteration in the corporate existence or structure of NewCo, Roper the Group or any other person,

8. any composition or arrangement made by the Sellers or any of them with NewCo, the Group or any successor or assignor,

9. any modification or abstention from perfecting or enforcing any right held hereunder or under the Agreement or any other document or agreement relating thereto by the Sellers from or against NewCo, the Group, Roper or any other person,

           10. any sale, transfer or assignment by Roper of any of its shares or voting rights in NewCo or by NewCo of any of the Shares and Management Subscription Rights in the Company,

           11. any other act or omission or act of any kind by the Sellers or any of them and/or NewCo, the Group, Roper or any other person or any other circumstances whatsoever which might constitute a legal or equitable discharge of Roper, it being the intention of Roper that the Guarantee and the Indemnity shall be absolute and unconditional in any and all circumstances.

3.4.2 Notwithstanding anything to the contrary set forth herein, in case any discharge (including by lapse of time as set forth in clause 3.6) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency (invalidated (in Danish "omstodt")), liquidation or otherwise without limitation, the liability of Roper under the Guarantee and the Indemnity will continue as if the discharge or arrangement had not occurred.

3.5        Claims

3.5.1 Any claims made by the Sellers under this Addendum (herein referred to as a "Claim") shall be notified in writing to Roper and/or NewCo, as applicable, as follows:

           1. Each Claim shall state its specific grounds and the estimated amount claimed and shall, to the extent available to the Sellers, be accompanied by all written documentation necessary to reasonably support the Claim,

           2. each Claim shall be notified in writing by the Sellers to Roper and/or NewCo, as applicable, no later than 45 days after the Sellers have become aware of all material circumstances giving rise to the Claim.

3.5.2 If Roper and/or NewCo, as applicable, dispute a Claim notified by the Sellers under this Addendum, the Sellers shall request arbitration in accordance with clause 4.8 and serve their written complaint (in Danish "klageskrift") on Roper and/or NewCo, as applicable, within 45 days after the Sellers have received notice that Roper and/or NewCo, as applicable, dispute the Claim. The written complaint shall include the Sellers' statement of its Claim and all material arguments and documents supporting the Claim.

           The Parties and NewCo, as applicable, shall use all reasonable efforts to ensure that the arbitration procedure shall progress as swiftly as possible and the award shall, to the extent possible, be made within 6 months of the notice of arbitration has been given.

3.6        Dead-line for submission of Claims

           Subject to the terms of clause 3.4.2, Roper shall have no liability under the Guarantee and the Indemnity with respect to any Claim notified to Roper subsequent to 60 months after the Closing Date, provided, however, that Roper shall be liable for any Claim resulting from Taxes to be paid by the Sellers comprised by the Indemnified Obligations, if such Claim has been duly notified to Roper prior to 45 days after the expiry of the relevant local statute of limitation applicable to such Taxes.

3.7        Third party claims

3.7.1 In the event any third party asserts any claim, based on which a Claim is notified to Roper, Roper shall have the right, at its election, risk and expense, to control the defence of such third party claim by giving notice to the Sellers within 30 days from the date of the Claim having been notified to Roper.

3.7.2 The relevant Seller(s) shall co-operate with Roper and with any counsel appointed by Roper. Such third party claims and any counterclaims shall not be settled and no liability shall be admitted without the prior written consent of Roper, such consent not to be unreasonably withheld or delayed.

3.7.3 Roper shall keep the Sellers informed in reasonable detail during the defence of any such third party claim.

3.7.4 Without the prior consent of the Sellers, Roper shall not be entitled to enter into any settlement agreement with the third party in the name of the relevant Seller(s) nor to make any concessions on behalf of the Sellers. If the Sellers withhold their consent to a settlement proposal etc. submitted by Roper, the Sellers' Claim against Roper shall be reduced to the amount by which Roper would otherwise have been entitled to release itself from the Sellers' Claim.

3.8        Mitigating matters

           The Sellers shall use all reasonable efforts to mitigate any Loss for which a Claim is notified to Roper and/or NewCo, as applicable.

4.         OTHER PROVISIONS

4.1        Entire Addendum

           This Addendum supersedes any oral or prior written agreement or understanding between the Parties and NewCo with respect to the substitution of Roper by NewCo as Buyer under the Agreement.

4.2        Severability

4.2.1 This Addendum shall be interpreted insofar as possible in accordance with the laws of Denmark. Should one or more of the provisions of this Addendum cease to apply or be modified as a result of invalidity, voidability or for other reason this shall not affect the validity of the remaining provisions of this Addendum.

4.2.2 If one or more of the provisions of this Addendum are held to be contrary to the rules of the laws of Denmark or the laws of any jurisdiction which can not be dispensed with by agreement, the Parties and NewCo agree that the provision(s) shall be modified and shall apply with such contents as may be validly agreed and that the remaining provisions of this Addendum shall still be applicable.

4.3        Notices

           All the notices between the Parties concerning matters arising out of this Addendum shall be made as set forth in clause 10.5 of the Agreement. Thus, any notice to be made to Roper and/or NewCo shall be sent to Roper Industries, Inc. as set forth in said clause of the Agreement.

4.4        Binding effect and no assignment

4.4.1 This Addendum shall be binding upon and inure to the benefit of the Parties and NewCo and their respective successors.

4.4.2 This Addendum may not be assigned in whole or in part by any Party or by NewCo without the consent of the other signatories of this Addendum or by operation of law.

4.5        Expenses

           The Parties and NewCo shall bear the fees and other expenses payable to its own advisors incurred in connection with negotiating, executing and delivering this Addendum. Roper shall pay the costs and expenses necessary to deliver the legal opinion prepared by Powell, Goldstein, Frazer & Murphy LLP delivered to the Sellers simultaneously with the signing of this Addendum.

4.6         Waiver and amendments

            This Addendum may be amended and the terms hereof may be waived only by written instrument signed by the Parties and NewCo or in case of a waiver by the Party or NewCo, if relevant, waiving its rights under this Addendum.

4.7         Interpretation

            The Parties and NewCo have participated jointly in the negotiation and drafting of this Addendum. In the event of any ambiguity or question of intend or interpretation arises, this Addendum shall be construed as if drafted jointly by the Parties and NewCo and no presumption or burden of proof shall arise favouring or disfavouring any Party or NewCo by virtue of the authorship of any of the provisions of this Addendum.

4.8         Governing law and arbitration

4.8.1 This Addendum and any dispute or claim arising out of or in connection with this Addendum shall be governed by and construed in accordance with the laws of Denmark.

4.8.2 Any dispute or claim arising out or in connection with this Addendum shall be finally settled in accordance with the "Rules of Procedure of the Danish Institute of Arbitration (Copenhagen Arbitration)".

            The Court of Arbitration shall be composed of three arbitrators. Roper and NewCo (acting jointly) and the Sellers (acting jointly) shall each appoint one arbitrator and the Court of Arbitration shall appoint the third arbitrator who shall be the chairman of the Court of Arbitration. If an arbitrator has not been appointed within 30 days of a Party or NewCo having requested or received notice of arbitration, such arbitrator shall be appointed by the Court of Arbitration.

            The place of arbitration shall be Copenhagen.

            The language of the arbitration shall be English.

            The Court of Arbitration shall award the Parties and NewCo legal costs and divide the costs payable to the Court of Arbitration in proportion to the Court of Arbitration ruling in favour of the claims and statements made by the parties involved in the process.

4.8.3 If more arbitration proceedings are commenced under this Addendum and the Agreement, the Court of Arbitration shall be entitled, upon the request of any party to any of the arbitration proceedings,

            1. to consolidate or cumulate any dispute between the Parties and NewCo under said documents and/or

            2. to allow any party to any of said documents to join in in any such dispute as a party,

            provided, however, that the Court of Arbitration in making its decision shall apply the principles of law set out in the Danish Act on Civil Procedure with such modifications as may be necessitated by the fact that these principles are to be applied to arbitration proceedings.

4.8.4 Nothing set forth in this Addendum shall limit the right of the Sellers to initiate proceedings against Roper or any of its assets in any court of law, bailiff office or other forum for purpose of enforcing the Guarantee and/or the Indemnity.

4.9         Schedules

            Schedule 0.1:           Direct investors and limited partnerships.
            Schedule 0.2:           The Management Shareholders.
            Schedule 2.1.2: Articles of Association and current extract for
                            NewCo.

4.10        Signatures

            Each of the Parties and NewCo shall sign this Addendum and transmit such signed document to the other Parties and NewCo, as applicable, (or to their Danish Counsels) as evidence of its legally binding acceptance of the terms set forth herein. At Closing this Addendum shall also be signed in four origi-
nal copies and one copy be given to each of EQT, the Management Shareholders, Roper and NewCo.

                                 31 August 2001

For Roper Industries, Inc.:       On behalf of the direct investors and the
                                  limited partnership set forth in Schedule 0.1:
                                  For EQT Scandinavia Limited:

-----------------------------    ----------------------------------------------

On behalf of the Management       For Roper Industries Denmark ApS:
shareholders set forth in
Schedule 0.2 (according to
power of attorney):

-----------------------------    ----------------------------------------------

STRICTLY CONFIDENTIAL





ADDENDUM 8



to

the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

ADDENDUM 8

BETWEEN EQT Scandinavia Limited acting as the investment manager for the group of direct investors and as the general partner for the limited partnerships who are jointly defined as EQT and as representative for the Management Shareholders (said direct investors, limited partnerships and persons are hereinafter jointly referred to as the "Sellers")

AND                         Roper Industries Denmark ApS
                            (CVR-no. 26 13 25 76)
                            Valhojs Alle 176
                            2610 Rodovre
                            Denmark
                            (hereinafter referred to as the "Buyer")

(The Sellers and the Buyer are hereinafter jointly referred to as the "Parties" and individually a "Party")

to the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S.

WITNESSETH, that

WHEREAS, on 22 October 2001 the Sellers have received the Closing Statement such as audited by State Authorised Public Accountant Morten S. Renge, Arthur Andersen and on 23 October 2001 the Sellers have received a break-down of the calculation of the Consolidated Interest Bearing Net Debt;

WHEREAS, in their Final Notice of Dispute regarding Closing Statement of 30 October 2001 the Sellers have disputed the Closing Statement;

WHEREAS, subsequent to the delivery by the Buyer of the Closing Statement, the Sellers have been provided with additional information relevant for calculating the Final Purchase Price;

WHEREAS, on 20 November 2001 the Sellers have commenced the procedure involving the Independent Accountant pursuant to the terms of Section 3 of the Agreement;

WHEREAS, during a meeting held on 30 November 2001 between representatives of and advisors to the Buyer and the Sellers, the Parties have agreed on the calculation of the Final Purchase Price upon certain terms and conditions as set forth herein;

NOW, THEREFORE, it is hereby agreed as follows:

DEFINITIONS

For the purpose of this Addendum, unless the context otherwise requires, terms defined in the Share Sale and Purchase Agreement dated 9 July 2001 regarding Struers Holding A/S shall have the same meaning when used in this Addendum.

1.     FINAL PURCHASE PRICE

       The Parties agree that the Final Purchase Price shall amount to DKK 817,778,000 (Eight hundred and seventeen million seven hundred and seventy eight thousand Danish Kroner) resulting in an Adjustment Amount equal to DKK 55,750,000 (Fifty five million seven hundred and fifty thousand Danish Kroner) payable by the Buyer in favour of the Sellers.

2.     SETTLEMENT OF THE ADJUSTMENT AMOUNT

       No later than on Friday, 7 December 2001 at 12 a.m. Danish time the Buyer shall have paid the Adjustment Amount to the Sellers as follows:

       1. An amount equal to DKK 11,150,000 (Eleven million one hundred and fifty thousand Danish Kroner) shall in cash by wire transfer be paid into the Escrow Account with Nordea, Unibank A/S, Christiansbro 3, DK-0900 Copenhagen, account number 84 74 877 133 subject to the terms of the Escrow Agreement.

       2. An amount equal to DKK 44,600,000 (Forty four million six hundred thousand Danish Kroner) shall be paid in cash by wire transfer to the ac-
                count of EQT Scandinavia Limited with Nordea, Unibank A/S, Christiansbro 3, DK-0900 Copenhagen, account number 84 74 883 273.

            The Buyer's payment of the Adjustment Amount shall be irrevocable, unconditional and without any set-off. The Buyer shall on Friday, 7 December 2001 at 12 a.m. Danish time at the latest provide Kromann Reumert with written evidence of its timely and due payment of the Adjustment Amount.

3.          FINAL APPROVAL OF COVER NOTES

            The wording of the Cover Notes regarding the Confirmations of Binding such as referred to under B.4 of the Closing Memorandum executed by the Parties and others on 5 September 2001 is hereby irrevocably and unconditionally approved by the Buyer. EQT Scandinavia Limited undertake to arrange for the delivery by AON Limited to Bech-Bruun Dragsted representing the Buyer of the original signed copy of the Cover Note pertaining to the Warranty and Indemnity Insurance - Purchaser's Indemnity and a copy of the signed Cover Note issued to the Sellers pertaining to the Warranty and Indemnity Insurance - Vendors' Indemnity. Said delivery shall be made no later than on Friday, 7 December 2001. On Thursday, 6 December, at 3 p.m. Danish time at the latest the Sellers shall have arranged for the delivery to Bech-Bruun Dragsted of a fax copy of said Cover Notes.

4.     NON-EXISTENCE OF CLAIMS

       The Buyer acknowledges that no Claims exist nor can be raised against the Sellers regarding the following items (as discussed during the meeting on 30 November 2001 on the basis of the Closing Statement Reconciliation attached as Schedule 1) or the accounting principles, practices,
                   ----------
       procedures and assessments historically used and made by the Group for classifying, calculating and assessing such items, including, but not limited to, in the Consolidated 2000 Accounts:

       1. Warranty obligations, including provisions regarding the Exotom retrofit obligation;

       2.     Errors in excess and obsolete inventory reserves;

       3.     Unrecorded liabilities on US maintenance contracts;

       4. Federal US taxes payable calculated under wrong methodology (claiming a deduction for state taxes accrued rather than state taxes paid);

       5. The classification and assessment of laboratory equipment and demonstration equipment;

       6.     The classification and assessment of government grants.

5.          FEES AND COSTS TO THE INDEPENDENT ACCOUNTANT

            As stated in clause 3.3 of the Agreement the fees and expenses charged by the Independent Accountant shall be divided equally (50/50) between the Parties. EQT Scandinavia Limited shall on behalf of the Sellers settle any amount payable by the Sellers to the Independent Accountant.

6.          CONDITIONS

            Sections 1 (Final Purchase Price), 2 (Settlement of the Adjustment Amount), and 4 (Non-existence of Claims) are conditioned upon the Adjustment Amount being timely and duly paid in favour of the Sellers in accordance with the terms of this Addendum. If said settlement of the Adjustment Amount is not made, the Sellers may terminate Sections 1 (Final Purchase Price), 2 (Settlement of the Adjustment Amount), and 4 (Non-existence of Claims) with immediate effect by written notice to the Buyer. In case of such termination the Parties shall be deemed not to have agreed on the Final Purchase Price and on the Adjustment Amount and the Parties shall have the right to continue enforcing the dispute resolution mechanisms pursuant to the terms of the Agreement.

7.          OTHER TERMS

            The other terms of the Agreement shall remain unaltered.

8.     SCHEDULES

       Schedule 1:    Closing Statement Reconciliation.

9.     SIGNATURES

       Each of the Parties shall sign this Addendum and transmit such signed document by fax to the Danish legal counsel of the other Party (Bech-Bruun Dragsted and Kromann Reumert) as evidence of their acceptance of the terms and conditions set forth herein.

                                 4 December 2001

For Roper Industries Denmark ApS:        On behalf of the Sellers
                                         For EQT Scandinavia Ltd.:




-----------------------------------     ----------------------------------------

STRICTLY CONFIDENTIAL




SHARE SALE AND PURCHASE AGREEMENT


regarding

Struers Holding A/S